                                                                  EXHIBIT 10.21


                              AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
                           HEART HOSPITAL OF DTO, LLC
                   A NORTH CAROLINA LIMITED LIABILITY COMPANY

CERTAIN INFORMATION IN THIS DOCUMENT THAT MEDCATH CORPORATION BELIEVES CONSTITUTES "COMMERCIAL OR FINANCIAL INFORMATION" THAT IS "PRIVILEGED OR CONFIDENTIAL" HAS BEEN OMITTED FROM THIS COPY OF THIS AGREEMENT AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL [***] HAS BEEN SUBSTITUTED AT THE POINTS IN THE DOCUMENT WHERE THE PRIVILEGED OR CONFIDENTIAL INFORMATION HAS BEEN OMITTED.

                               TABLE OF CONTENTS
                          TO THE AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
                           HEART HOSPITAL OF DTO, LLC
                   A NORTH CAROLINA LIMITED LIABILITY COMPANY


ARTICLE I  DEFINITIONS............................................................................................2

ARTICLE II  FORMATION AND AGREEMENT OF LIMITED LIABILITY COMPANY..................................................2
         SECTION 2.1. Company Formation; Effective Date...........................................................2
         SECTION 2.2. Name of Company.............................................................................3
         SECTION 2.3. Purposes and Investment Objectives..........................................................3
         SECTION 2.4. Statement of Philosophy and Values..........................................................4
         SECTION 2.5. Registered Agent and Office; Principal Place of Business....................................4
         SECTION 2.6. Commencement and Term.......................................................................4

ARTICLE III  MEMBERS AND CAPITAL CONTRIBUTIONS....................................................................5
         SECTION 3.1. Capital Contributions and Membership Interests of Members...................................5
         SECTION 3.2. Liability of Members - For Capital..........................................................5
         SECTION 3.3. Maintenance of Capital Accounts; Withdrawals of Capital; Withdrawals from the Company.......5
         SECTION 3.4. Interest on Capital Contributions or Capital Accounts.......................................5
         SECTION 3.5. Additional Funding..........................................................................5
         SECTION 3.6. Enforcement of Commitments..................................................................7

ARTICLE IV  NAMES AND ADDRESSES OF MEMBERS........................................................................7

ARTICLE V  MANAGEMENT OF THE COMPANY..............................................................................8
         SECTION 5.1. General Authority and Powers of the Managers................................................8
         SECTION 5.2. Restrictions on Authority of the Managers..................................................11
         SECTION 5.3. Duties of the Managers.....................................................................12
         SECTION 5.4. Delegation by the Manager..................................................................13
         SECTION 5.5. Right to Rely Upon the Authority of the Managers...........................................13
         SECTION 5.6. Company Expenses...........................................................................13
         SECTION 5.7. No Management by Members...................................................................15
         SECTION 5.8. Consent by Members to Exercise of Certain Rights and Powers by Managers....................15
         SECTION 5.9. Other Business of Members..................................................................15
         SECTION 5.10. Managers' Standard of Care................................................................17
         SECTION 5.11. Limitation of Liability...................................................................17
         SECTION 5.12. Indemnification of the Managers...........................................................17
         SECTION 5.13. Election and Replacement of Investor Manager..............................................18
         SECTION 5.14. Role of and Decisions by Investor Manager.................................................18
         SECTION 5.15. Purchase of Goods and Services from DTO Management........................................18
         SECTION 5.16. Decisions by Managers.....................................................................18
         SECTION 5.17. Guarantee Fee.............................................................................19

ARTICLE VI  DISTRIBUTIONS AND ALLOCATIONS........................................................................19
         SECTION 6.1. Distributions of Cash Flow from Operations and Cash from Sales or Refinancing..............19
         SECTION 6.2. Profits....................................................................................20
         SECTION 6.3. Losses.....................................................................................20
         SECTION 6.4. Code Section 704(c) Tax Allocations........................................................20
         SECTION 6.5. Miscellaneous..............................................................................20
         SECTION 6.6. Special Allocations of Guarantee Fees......................................................21

ARTICLE VII  DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS...............................................21
         SECTION 7.1. No Termination by Certain Acts of Member...................................................21
         SECTION 7.2. Dissolution................................................................................21
         SECTION 7.3. Dissolution and Final Liquidation..........................................................22
         SECTION 7.4. Termination................................................................................23
         SECTION 7.5. Payment in Cash............................................................................23
         SECTION 7.6. Goodwill and Trade Name....................................................................23
         SECTION 7.7. Termination of Noncompetition Covenants....................................................24

ARTICLE VIII  REMOVAL OR WITHDRAWAL OF MANAGERS AND MEMBERS AND TRANSFER OF MEMBERS' MEMBERSHIP AND/OR
              ECONOMIC INTERESTS.................................................................................24
         SECTION 8.1. Manager - Transfers........................................................................24
         SECTION 8.2. Members' Right to Continue When Company has no Manager.....................................25
         SECTION 8.3. Relationship with Substitute Manager.......................................................25
         SECTION 8.4. Members Who Are Not Managers - Restriction on Transfer.....................................25
         SECTION 8.5. Condition Precedent to Transfer of Economic Interest and/or Membership Interest............26
         SECTION 8.6. Substitute Member - Conditions to Fulfill..................................................27
         SECTION 8.7. Allocations Between Transferor and Transferee..............................................27
         SECTION 8.8. Rights, Liabilities of, and Restrictions on Assignee.......................................28
         SECTION 8.9. Death of a Member..........................................................................28
         SECTION 8.10. Repurchase of Interests in Certain Event..................................................29
         SECTION 8.11. Permissible Transfers by Investor Members.................................................29

ARTICLE IX  RECORDS, ACCOUNTINGS AND REPORTS.....................................................................29
         SECTION 9.1. Books of Account...........................................................................29
         SECTION 9.2. Access to Records..........................................................................29
         SECTION 9.3. Bank Accounts and Investment of Funds......................................................30
         SECTION 9.4. Fiscal Year................................................................................30
         SECTION 9.5. Accounting Reports.........................................................................30
         SECTION 9.6. Tax Returns................................................................................30

ARTICLE X  MEETINGS AND VOTING RIGHTS OF MEMBERS.................................................................31
         SECTION 10.1. Meetings..................................................................................31
         SECTION 10.2. Voting Rights of Members..................................................................31


ARTICLE XI  AMENDMENTS...........................................................................................32
         SECTION 11.1. Authority to Amend by the Managers........................................................32
         SECTION 11.2. Restrictions on Managers' Amendments: Amendments by Investor Members......................33
         SECTION 11.3. Amendments to Certificates................................................................33

ARTICLE XII  MISCELLANEOUS.......................................................................................33
         SECTION 12.1. Limited Power of Attorney.................................................................33
         SECTION 12.2. Waiver of Provisions......................................................................33
         SECTION 12.3. Interpretation and Construction...........................................................33
         SECTION 12.4. Governing Law.............................................................................34
         SECTION 12.5. Partial Invalidity........................................................................34
         SECTION 12.6. Binding on Successors.....................................................................34
         SECTION 12.7. Notices and Delivery......................................................................34
         SECTION 12.8. Counterpart Execution; Facsimile Execution................................................34
         SECTION 12.9. Statutory Provisions......................................................................34
         SECTION 12.10. Waiver of Partition......................................................................34
         SECTION 12.11. Change In Law............................................................................35
         SECTION 12.12. Investment Representations of the Members................................................35
         SECTION 12.13. Decisions by Investor Manager............................................................36
         SECTION 12.14. Referrals to Hospital and Ownership of Shares of Common Stock of
                        MedCath Incorporated.....................................................................36
         SECTION 12.15. Exhibits.................................................................................37

                  EXHIBIT A:                 Information Exhibit.
                  EXHIBIT B:                   Glossary of Terms.
                  EXHIBIT C:          Development Budget Exhibit.
                  EXHIBIT D:              Regulatory Allocations.

                              AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
                           HEART HOSPITAL OF DTO, LLC
                   A NORTH CAROLINA LIMITED LIABILITY COMPANY

         THESE SECURITIES ARE BEING ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND THE OHIO SECURITIES ACT IN RELIANCE UPON THE REPRESENTATION OF EACH PURCHASER OF THE SECURITIES THAT THE SAME ARE BEING ACQUIRED FOR INVESTMENT PURPOSES. THESE SECURITIES MAY ACCORDINGLY NOT BE RESOLD OR OTHERWISE TRANSFERRED OR CONVEYED IN THE ABSENCE OF REGISTRATION OF THE SAME PURSUANT TO THE APPLICABLE SECURITIES LAWS UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FIRST OBTAINED THAT SUCH REGISTRATION IS NOT THEN NECESSARY. ANY TRANSFER CONTRARY HERETO SHALL BE VOID.

         THIS AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement") of Heart Hospital of DTO, LLC (the "Company"), a North Carolina limited liability company is made and entered into by and among DTO Management and the Investor Members.

                                    RECITALS

         A. On or about April 18, 1997, DTO Management and certain Investor Members formed the Company in accordance with the original Operating Agreement of the Company (the "Original Operating Agreement");

         B. The Company was formed to develop, own and operate an acute care hospital in or near Dayton, Ohio and to specialize in all aspects of cardiology and cardiovascular care and surgery which DTO Management and the Investor Manager may agree upon;

         C. It is intended that the hospital will be a low-cost, high quality provider of medical services within the Dayton, Ohio area in a manner which is consistent with the national health care policy of lowering the costs of health care;

         D. The Capital Contributions and active involvement of the Investor Members are necessary to enable the Company to achieve its objectives;

         E. The Original Operating Agreement was amended by the First Amendment to Operating Agreement of Heart Hospital of DTO, LLC to provide for, among other things, the admission of Franciscan Health System of the Ohio Valley, Inc. ("FHS") as a Member of the Company, and was subsequently amended by the Second Amendment to Operating Agreement of Heart Hospital of DTO, LLC to provide for, among other things, the substitution of

ProWellness Health Management Systems, Inc. ("ProWellness"), a wholly owned subsidiary of FHS, in place of FHS as a Member of the Company;

         F. The Original Operating Agreement was subsequently amended by a third Amendment to Operating Agreement of Heart Hospital of DTO, LLC dated October 1, 2000 and a fourth Amendment to Operating Agreement of Heart Hospital of DTO, LLC dated April 12, 2001;

         G. ProWellness ceased to be a Member of the Company pursuant to that certain Termination and Release Agreement dated October 1, 2000 by and among the Company, DTO Management, FHS and ProWellness;

         H. Certain Investor Members sold a portion of their Membership Interests in the Company to DTO Management in connection with the public offering of the common stock of MedCath Corporation, an Affiliate of DTO Management, on or about July 24, 2001; and

         I. The Members of the Company hereby desire to amend and restate the Original Operating Agreement to reflect the termination of the membership of ProWellness in the Company, to reflect the sale of a portion of some Investor Members' Membership Interest to DTO Management and to incorporate the terms of the previously approved amendments to the Original Operating Agreement.

                                   ARTICLE I

                                  DEFINITIONS

         Unless otherwise indicated, capitalized words and phrases in this Operating Agreement shall have the meanings set forth in the attached Glossary of Terms.

                                   ARTICLE II

              FORMATION AND AGREEMENT OF LIMITED LIABILITY COMPANY

         SECTION 2.1. Company Formation; Effective Date. The Company was formed upon the filing of the Articles of Organization with the Secretary of State of North Carolina in accordance with the provisions of the Act. Upon the Effective Date of this Agreement, the original Members were admitted to the Company as Members and the Persons who executed the Articles shall be withdrawn as Members (unless they are listed on the Information Exhibit), all without the necessity of any further act or instrument and without causing the dissolution of the Company. DTO Management shall execute or cause to be executed all other such certificates or documents, and shall do or cause to be done all such filing, recording, or other acts, as may be necessary or appropriate from time to time to comply with the requirements of law for the continuation and/or operation of a limited liability company in the State of North Carolina, and other documents to reflect the admission of additional Members to the Company. Any costs incurred by DTO Management in connection with the foregoing shall be reimbursed promptly upon the completion of such action. The Agreement was effective as of the date (the "Effective Date") the Company was formed.

         SECTION 2.2. Name of Company. The name of the Company is Heart Hospital of DTO, LLC.

         SECTION 2.3. Purposes and Investment Objectives. The principal purposes of the Company are as follows:

                  (a) To develop, own and operate the Hospital which would include, but not be limited to, the following:

                           (i)      Services and facilities to meet all
                  requirements of the State of Ohio, Medicare, the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and other credentialing or licensing bodies or agencies in order to have the Hospital licensed as a general acute care hospital and to perform cardiology and cardiovascular surgical services of every type or nature and to be eligible to obtain appropriate reimbursements therefore;

                           (ii) Approximately 83,000 square feet in a building to be constructed in accordance with plans and specifications approved by the Company;

                           (iii)    Approximately 48 medical/surgical beds;

                           (iv) 3 heart catheterization laboratories with available space for one additional heart catheterization lab;

                           (v) 3 heart surgical suites with space for the development of one additional heart surgical suite;

                           (vi)     All appropriate support services and
                  systems;

                           (vii) Appropriate Equipment and services with respect to the facilities described above and as otherwise reasonably necessary or appropriate for the diagnosis and treatment of cardiovascular disease, including but not limited to invasive and non-invasive cardiac testing, interventional treatment including percutaneous transluminal coronary angioplasty and atherectomy, and cardiac surgery which would include, but not be limited to, bypass grafts and valve surgery; and

                           (viii) Satellite diagnostic cardiac centers intended to be located in areas to the north and south of the Hospital.

                  The above size, number and scope of facilities of the Hospital are only preliminary estimates. The Managers are authorized to finally make all determinations with respect thereto.

                  (b) To lease or acquire the real property, and if appropriate to construct a suitable building, in which the Hospital shall be located;

                  (c) Any other purpose reasonably related to (a) and (b) above.

         SECTION 2.4. Statement of Philosophy and Values. Notwithstanding anything in this Agreement to the contrary, the Company and the Hospital shall be operated in accordance with the following philosophy and values in all material respects:

                  (a) The Hospital shall seek to participate in all public health care financing programs applicable to its business including the Medicare and Medicaid programs:

                  (b) The Managers shall adopt and oversee the adherence to the policies of the Company, as they may be reasonably amended from time to time, for providing care for those patients who are unable to pay for Hospital care;

                  (c) The medical staff of the Hospital shall be open to any physician who meets the qualifications stated in the Bylaws, Rules and Regulations of the Medical Staff;

                  (d) The Company shall adopt and adhere to a conflict of interest policy with respect to contracts between the Company and Members or Managers;

                  (e) All medical decisions and all policies and procedures relating to the delivery of medical services at the Hospital shall be made by those physicians who are members of the medical staff of the Hospital as provided in the Bylaws, Rules and Regulations of the Medical Staff.

         SECTION 2.5. Registered Agent and Office; Principal Place of Business. The registered agent and office of the Company shall be as indicated in the Articles of Organization, as amended from time to time. The principal place of business of the Company shall be at such location in North Carolina as selected by DTO Management from time to time. DTO Management shall promptly notify the Members of any changes in the Company's registered agent, registered office, or principal place of business.

         SECTION 2.6. Commencement and Term. The Company commenced on the filing of the Articles of Organization in the Office of the Secretary of State of North Carolina, as required by Section 2.1 hereof, and shall continue until December 31, 2037, unless sooner terminated or dissolved as provided herein; provided, however, that the termination date may be extended for up to an additional forty (40) years in five (5) year increments upon the election of DTO Management. In the event DTO Management does not elect to extend the term hereof, the Investor Manager may instead elect to extend the term hereof, subject to DTO Management's consent which shall not be unreasonably withheld or delayed.

                                  ARTICLE III

                       MEMBERS AND CAPITAL CONTRIBUTIONS

         SECTION 3.1. Capital Contributions and Membership Interests of Members. DTO Management and the Investor Members own the Membership Interests set forth on the Information Exhibit (Exhibit A) attached hereto. The Members may be liable to the Company for amounts distributed to them as a return of capital as provided by the Act. The Members shall not be required to contribute any additional capital to the Company except as provided in Section 3.5.

         SECTION 3.2. Liability of Members - For Capital. The liability of each Member for capital shall be limited to the amount of its agreed Capital Contribution as a Member as provided in Section 3.1 and Section 3.5, except that the Members may be liable to the Company for amounts distributed to them as a return of capital as provided by the Act. The Members shall not be required to contribute any additional capital to the Company except as provided in Section 3.5.

         SECTION 3.3. Maintenance of Capital Accounts; Withdrawals of Capital; Withdrawals from the Company. An individual Capital Account shall be maintained for each Member in accordance with requirements of the Code and the Regulations promulgated thereunder. No Member shall be entitled to withdraw or to make demand for withdrawal of any part of its Capital Account or to receive any distribution except as provided herein. Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company. No Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations, except as provided in this Agreement.

         Except as otherwise provided herein, a Member may not withdraw from the Company without the written consent of DTO Management and the Supermajority Vote of the Members and in no case shall a Member have the right to have its Interest redeemed by the Company unless approved by DTO Management and by the Supermajority Vote of the Members.

         SECTION 3.4. Interest on Capital Contributions or Capital Accounts. No interest shall be paid to any Member based solely on its Capital Contributions or Capital Account. The preceding sentence shall not prevent the Company from earning interest on its bank accounts and investments and distributing such earnings to the Member in accordance with Articles VI and VII.

         SECTION 3.5. Additional Funding. If from time to time, DTO Management reasonably determines that funds in addition to that contemplated by Sections 3.1 and 3.2 are necessary or appropriate for the development or operation of the Hospital, then:

                  (a) Subject to the terms hereof, if additional funds are required by the Company to enable it to pay its liabilities during its development or startup phase, DTO Management agrees to loan the Company up to Three Million Dollars ($3,000,000) for such purpose at the Prime Rate plus one percent (1%) per annum which loan shall be secured by the Company's assets. Interest on such loan shall be payable monthly and the principal shall be repaid as the Company has funds available therefore. Provided, however, if the Company's losses as calculated by the Company's accountants under Generally Accepted Accounting Principles ("GAAP") exceed the initial Capital Contributions made pursuant to Section 3.1, DTO Management shall not be required to make any such loan to the Company hereunder unless it is still needed after the Members and Economic Interest Holders make additional Capital Contributions pursuant to the terms of Section 3.5(b)(ii) below.

                  (b) Thereafter, if additional funds are required by the Company to enable it to pay its obligations, subject to the requirements set forth in (ii) below, then:

                           (i) DTO Management shall use commercially reasonable efforts to borrow such funds from a bank or other lender on terms and conditions reasonably acceptable to DTO Management, or DTO Management may, but shall not be required, to loan such funds to the Company at the Prime Rate plus one percent (1%) per annum which loan shall be secured by the Company's assets. Interest shall be paid monthly in arrears and principal shall be repaid as the Company has funds available therefore. All loans obtained hereunder shall be subject to the approval of the Investor Manager which approval shall not be unreasonably withheld or delayed;

                           (ii) If the Company has losses (after the application of the delay in earning and accrual of the fees provided for in Section 5.6(b)(ii), (iii) and (iv)) in excess of the amount of the initial Capital Contributions, DTO Management may from time to time, subject to the terms below, upon at least fifteen (15) days prior written notice require that the Members and Economic Interest Holders contribute additional capital to the Company pro rata according to their respective Membership Interests and Economic Interests, provided however, a Member's or Economic Interest Holder's maximum obligation for such additional Capital Contributions shall be limited to an amount equal to two (2) times the Member's initial Capital Contribution pursuant to Section 3.1 (or in the case of an Economic Interest Holder, the initial Capital Contribution obligation under Section 3.1 of the Person who first acquired that Economic Interest from the Company). DTO Management shall determine from time to time when such a mandatory Capital Contribution is needed and shall give written notice to the Investor Members and the Investor Manager of the need for the Capital Contribution. This mandatory Capital Contribution shall be subject to the consent of the Investor Manager; however, said consent may not be unreasonably withheld by the Investor Manager. It is further acknowledged and agreed that in the event that after the Manager has fully advanced its loan pursuant to Section 3.5(a) that for any reason the Company requires additional funds to meet debts that become due or because of a lack of reasonable operating reserves, those shall be acceptable reasons for the mandatory Capital Contribution which shall not be objected to by the Investor Manager. Each Member's additional obligations for mandatory Capital Contributions shown on the Information Exhibit (Exhibit A) has been adjusted proportionately to reflect the transfer of Membership Interests by certain Investor Members to DTO Management on or about July 24, 2001.

                           (iii) If additional Capital Contributions are needed beyond the loans described in (a) and (b)(i) above and beyond the mandatory amount indicated in (b)(ii) above, each Member may elect whether or not to contribute its pro rata portion thereof of these optional Capital Contributions. The other Investor Members may elect to contribute optional Capital Contributions not contributed by any Investor Member hereunder. DTO Management may then elect to contribute amounts which the Investor Members, in the aggregate, have not so contributed as optional Capital Contributions. Thereafter, DTO Management shall reasonably adjust the percentage Membership Interest of each Member (based on the relative aggregate Capital Contributions made by the Members in accordance with this Agreement) in the event any Member elected not to make optional Capital Contributions pursuant to this Section 3.5 within; and

                           (iv) If funds are not available in accordance with (a) and (b), (i), (ii) or (iii) above, then DTO Management may elect to dissolve the Company.

         SECTION 3.6. Enforcement of Commitments. In the event any Members (a "Delinquent Member") fail to make a mandatory Capital Contribution as provided in Section 3.1 or Section 3.5 or an optional Capital Contribution as agreed to by the Member under Section 3.5 (the "Commitment"), DTO Management shall give the Delinquent Member a Notice of the failure to meet the Commitment. If the Delinquent Member fails to perform the Commitment (including any costs associated with the failure to meet the Commitment and interest on such obligation at the Default Interest Rate) within ten (10) business days of the giving of Notice, DTO Management may take such action, including but not limited to enforcing the Commitment in the court of appropriate jurisdiction in the state in which the principal office of the Company is located or the state of the Delinquent Member's address as then reflected in the Agreement. Each Member expressly agrees to the jurisdiction of such courts but only for the enforcement of Commitments. The other Members may elect to contribute additional amounts equal to any amount of the Commitment not contributed by such Delinquent Member. The contributing Member shall be entitled at its election to treat the amounts contributed pursuant to this Section either as a Capital Contribution or as a loan from the contributing Member bearing interest at the Default Rate secured by the Delinquent Member's Interest in the Company. If the contributing Member elects to contribute such amount as a Capital Contribution, the percentage Membership Interests of the Members shall be adjusted proportionately. Until the contributing Member is fully repaid for such loan made as a result of the default by the Delinquent Member and only if the contributing Member agrees to accept repayment of such amount, the contributing Member shall be entitled to all distributions to which the Delinquent Member would have been entitled had such Commitment been fulfilled thereby. Notwithstanding the foregoing, no Commitment or other obligation to make an additional Capital Contribution may be enforced by a creditor of the Company unless the Member expressly consents to such enforcement or to the assignment of the obligation to such creditor.

                                   ARTICLE IV

                         NAMES AND ADDRESSES OF MEMBERS

         The names and addresses of the Members are as indicated on the Information Exhibit, attached hereto and as amended from time to time.

                                   ARTICLE V

                           MANAGEMENT OF THE COMPANY

         SECTION 5.1. General Authority and Powers of the Managers. Except as set forth in those provisions of this Agreement that specifically require the vote, consent, approval or ratification of the Members, the Managers shall have complete authority and exclusive control over the management of the business and affairs of the Company. Subject to the terms and conditions of this Agreement and except as otherwise provided herein, all Material Agreements and Material Decisions with respect to the business and affairs of the Company shall be approved or made by the Managers in accordance with Section 5.9(e) and
Section 5.15 hereof. No Member has the actual or apparent authority to cause the Company to become bound in any contract, agreement or obligation, and no Member shall take any action purporting to be on behalf of the Company. No Manager shall cause the Company to become bound to any contract, agreement or obligation, and no Manager shall take any other action on behalf of the Company, unless such matter has received the vote, consent, approval or ratification as required pursuant to this Agreement with respect to such matter or except as provided below with respect to the authority and actions of DTO Management.

         The day-to-day management of the business and affairs of the Company shall be the responsibility of DTO Management, which management shall be subject to decisions, guidelines and policies made or established by the Managers hereunder, provided, however, decisions relating to medical and clinical practice at the Hospital shall be made exclusively by the qualified medical personnel of the Hospital. Subject in all cases to the foregoing, DTO Management shall have the right and the power, if, as, and when it, from time to time, deems necessary or appropriate on behalf of the Company, subject only to the terms and conditions of this Agreement:

                  (a) To negotiate and execute on behalf of the Company all documents, instruments and agreements reasonably necessary or appropriate to lease, acquire and/or construct the Hospital and/or the real property on which the Hospital is or will be located, and to borrow funds to finance such lease, acquisition and/or construction (it being acknowledged that the Hospital may be an existing building or may be a newly constructed building);

                  (b) To prepare a budget for the development of the Hospital and thereafter, annual operating budgets;

                  (c) To acquire the Equipment and enter into loans or other financing arrangements therefor;

                  (d) To handle the negotiation and execution of all such other agreements regarding the purchase of goods or services for the Hospital;

                  (e) To establish procedures for quality assurance, peer review and granting privileges to physicians with other specialties at the Hospital, subject to the terms of the Hospital and medical staff bylaws adopted for the Hospital;

                  (f) To expend all or portions of the Company's capital and income in furtherance of or relating to the Company's business and purposes, including, but not limited to, payment of all ongoing operational expenses, payment of commissions, organization expenses, professional fees, rental fees, and management fees, and to invest in short-term debt obligations (including, but not limited to, obligations of federal and state governments and their agencies, commercial paper, and certificates of deposit of commercial banks, or savings banks or savings and loan associations) such of the Company's funds as are temporarily not required for the development or operation of the Company and the payment of Company obligations; provided, that the Board of Directors shall establish cash management guidelines to be followed by DTO Management;

                  (g) To employ or retain on such terms and for such compensation as DTO Management may reasonably determine, such persons, firms, or corporations as DTO Management may deem advisable, including without limitation qualified medical and other employees necessary or appropriate to operate the Hospital, attorneys, accountants, financial and technical consultants, supervisory managing agents, insurance brokers, brokers and loan brokers, appraisers, architects and engineers, who may also provide such services to DTO Management, provided that the selection of the senior administrator of the Hospital shall be a Material Decision;

                  (h) To execute leases, deeds, contracts, rental agreements, construction contracts, sales agreements, and management contracts;

                  (i) To exercise all rights, powers, and privileges of the Company as lessee with respect to the Hospital or rights held by the Company;

                  (j) To consent to the modification, renewal, or extension of any obligations to the Company of any Person or of any agreement to which the Company is a party or of which it is a beneficiary;

                  (k) To execute in furtherance of any or all of the purposes of the Company, any deed, lease, deed of trust, security interest, mortgage, promissory note, bill of sale, assignment, contract, or other instrument purporting to purchase or convey or encumber in whole or in part the Equipment or the Hospital or other real or personal property of the Company;

                  (l) To prepay in whole or in part, refinance, recast, increase, modify, or extend any security interest, deed of trust, or mortgage affecting the Hospital and in connection therewith to execute any extensions or renewals thereof on the Hospital and to grant security interests in any of the Equipment or the Hospital;

                  (m) To adjust, compromise, settle, or refer to arbitration any claim against or in favor of the Company, and to institute, prosecute, and defend any actions or proceedings relating to the Company, its business, and properties;

                  (n) To acquire and enter into any contract of insurance which DTO Management deems necessary or appropriate for the protection of the Company and DTO Management, for the conservation of the Company or its assets, or for any purpose beneficial to the Company; however, neither DTO Management nor its Affiliates shall be compensated for providing insurance brokerage services relating to obtaining such insurance;

                  (o) To prepare or cause to be prepared reports, statements, and other relevant information for distribution to the Members, including annual reports;

                  (p) To open accounts and deposit and maintain funds in the name of the Company in banks or savings and loan associations; provided, however, that the Company's funds shall not be commingled with the funds of any other Person;

                  (q) To cause the Company to make or revoke any of the elections referred to in Section 754 of the Internal Revenue Code of 1986 as amended or any similar provisions enacted in lieu thereof;

                  (r) To make all decisions related to generally accepted principles of accounting to be applied on a consistent basis and federal income tax elections;

                  (s) To possess and exercise, subject to the restrictions contained in this Agreement, any and all of the rights, powers and privileges of a manager under the Act;

                  (t) To execute, acknowledge, and deliver any and all documents or instruments in connection with any or all of the foregoing;

                  (u) To modify or otherwise improve the Hospital, subject to the restrictions contained in this Agreement;

                  (v) To manage, direct, and guide the operation of the Hospital including all necessary acts relating thereto, other than medical or clinical matters which shall be under the direction of the agreed upon qualified medical personnel;

                  (w) To establish minimum insurance requirements for all physicians practicing at the Hospital;

                  (x) To admit as Members additional investors who have been proposed for Member status by DTO Management and approved by the Investor Manager, which approval shall be given or withheld in the sole and absolute discretion of the Investor Manager;

                  (y) To sell assets of the Company, subject to the restrictions contained in this Agreement;

                  (z) Subject to the Governing Body and Medical Staff Bylaws, and with the written consent of the Investor Manager, to provide exclusive cardiology and cardiovascular surgery professional service agreements to Investor Members who will be integral to the successful development of the Hospital;

                  (aa) Acquire equipment and other related tangible assets appropriate for the operation of a cardiac rehabilitation service from third parties or from Investor Members based on the fair market value therefor; and

                  (bb) Develop and operate satellite cardiac centers at locations to the north and south of the Hospital as approved from time to time by the Investor Manager. These centers will each provide cardiac diagnostic and rehabilitative services. For the north location, DTO Management anticipates entering into an agreement, on behalf of the Company, not later than July 1, 1998, with the Dayton Heart Center, P.A. to sublease the second floor of the medical office building in Dayton at which the Dayton Heart Center, P.A. has its primary offices, and to lease certain cardiac rehabilitation equipment from the Dayton Heart Center, P.A. based upon such equipment's depreciated book value, at which location the Company would operate one of such satellite centers. Such agreements to be entered into by DTO Management on behalf of the Company with Dayton Heart Center, P.A. shall provide for the right of the Company to terminate such agreements in the event that the services of the Company at such satellite cardiac center are operating at a cash flow deficit at the end of the three month period of operations which commences with the opening of the Hospital.

         SECTION 5.2. Restrictions on Authority of the Managers. The Manager shall not do any of the following:

                  (a)      Act in contravention of this Agreement;

                  (b) Act in any manner which would make it impossible to carry on the express business purposes of the Company;

                  (c)      Commingle the Company funds with those of any other
         Person;

                  (d) Admit an additional Manager, except as provided in this Agreement;

                  (e) Admit an additional Member, except as provided in this Agreement;

                  (f) Alter the primary purposes of the Company as set forth in Section 2.3;

                  (g) Possess any property or assign the rights of the Company in specific property for other than a Company purpose;

                  (h) Employ, or permit the employ of, the funds or assets of the Company in any manner except for the exclusive benefit of the Company;

                  (i) Make any payments of any type, directly or indirectly, to anyone for the referral of patients to the Hospital in order to use the Hospital or to provide other services payable by Medicare or Medicaid;

                  (j) Sell all or substantially all of the assets of the Company or merge the Company with or into any other Entity without the approval of a Supermajority Vote of the Members;

                  (k) Approve, repay, refinance or exercise any material rights with respect to any loans, leases or other financing provided by third parties to the Company without the approval of DTO Management and the Investor Manager which shall not be unreasonably withheld or delayed;

                  (l) Waive or fail to enforce any material provision of the Agreement without the consent of DTO Management and the Investor Manager;

                  (m) Enter into any agreement under which the Company is obligated to make any payment of any type or nature to any Investor Member or its affiliates without the consent of the DTO Management and the Investor Manager; or

                  (n) Act in any manner which would cause the Company and the Hospital to violate the purposes set forth in Section 2.3(d) hereof.

         SECTION 5.3. Duties of the Managers. Each Manager shall do the following:

                  (a) Diligently and faithfully devote such of its time to the business of the Company as may be necessary to properly conduct the affairs of the Company and, in the case of DTO Management, to perform the duties for which it will receive a Management Fee as provided in Section 5.6(b), or otherwise, however, each Manager shall not be required to devote its full time to such duties;

                  (b) Use its best efforts to cause the Company to comply with such conditions as may be required from time to time to permit the Company to be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation;

                  (c) In the case of DTO Management file and publish all certificates, statements, or other instruments required by law for the formation and operation of the Company as a limited liability company in all appropriate jurisdictions;

                  (d) In the case of DTO Management cause the Company to obtain and keep in force during the term of the Company fire and extended coverage and public liability and professional liability insurance with such issuers and in such amounts as DTO Management shall deem advisable, but in amounts not less (and deductible amounts not greater) than those customarily maintained with respect to the business equipment and property comparable to the Company's;

                  (e) Have a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, including the safekeeping and use of all funds and assets, whether or not in its immediate possession and control, and it shall not employ or permit others besides Managers to employ such funds or assets in any manner except for the benefit of the Company; and

                  (f) In the case of DTO Management, deliver to the Secretary of State of North Carolina for filing an annual statement in accordance with the Act and make any similar filings required under Ohio law.

         SECTION 5.4. Delegation by the Manager. Subject to restrictions otherwise provided herein, the Managers may at any time employ any other Person, including Persons and Entities employed by, affiliated with, or related to the Managers to perform services for the Company and its business, and may delegate all or part of their authority or control to any such other Persons, provided that such employment or delegation shall not relieve the Managers of their respective responsibilities and obligations under this Agreement or under the laws of the State of North Carolina nor will it make any such Person a Member or Manager of the Company.

         SECTION 5.5. Right to Rely Upon the Authority of the Managers. Persons dealing with the Company may rely upon the representation of the Managers that such Managers are managers of the Company and that such Managers have the authority to make any commitment or undertaking on behalf of the Company. No Person dealing with the Managers shall be required to determine its authority to make any such commitment or undertaking. In addition, no purchaser from the Company shall be required to determine the sole and exclusive authority of any Manager to sign and deliver on behalf of the Company any instruments of transfer with respect thereto or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received written notice from the Company affecting the same.

         SECTION 5.6.      Company Expenses.

                  (a) In general, the Company's expenses shall be billed directly to and paid by the Company. The Company shall reimburse the Managers or their Affiliates for: (i) all Organization Expenses incurred by the Managers or their Affiliates in connection with the formation of the Company; (ii) the actual costs to the Managers or their Affiliates of goods, services, and materials used for and by the Company; and (iii) all reasonable travel and other out-of-pocket expenses incurred by the Managers in the development and management of the Company and its business. The parties specifically recognize that DTO Management and its Affiliates have incurred legal fees, filing fees, and other out-of-pocket costs for the benefit of the Company, including costs connected with the preparation of securities law and health care law compliance documentation and filings, real estate acquisition matters and formation and registration of the Company, and agree that DTO Management shall be reimbursed for these amounts. The reimbursement for expenses provided for in this Section 5.6(a) shall be made to the Managers or their Affiliates regardless of whether any distributions are made to the Members under Article VI and Article VII.

                  (b) The Company shall also pay the following expenses of the Company:

                           (i) All development and operational expenses of the Company, which may include, but are not limited to: the salary and related expenses of employees and staff of the Hospital, all costs of borrowed money, taxes, and assessments on the Hospital, and other taxes applicable to the Company; expenses in connection with the acquisition, maintenance, leasing, refinancing, operation, and disposition of the Equipment, furniture and fixtures of the Hospital (including legal, accounting, audit, commissions, engineering, appraisal, and the other fees); and the maintenance of the Hospital and its Equipment, which may be performed by DTO Management or one of its Affiliates as long as the charges to the Company for such service are no greater than the charges for such service from a third party service provider;

                           (ii) In addition to reimbursements and other amounts due hereunder, a Management Fee shall be paid to DTO Management, which for periods prior to the opening of the Hospital for business shall equal One Hundred Thousand Dollars ($100,000.00) per year and shall first accrue commencing with the month during which the Company receives the Capital Contributions described in Section 3.1(b), and shall be payable monthly on the last day of each month, and for periods after the opening of the Hospital for business shall equal two percent (2%) of the Hospital's net revenues for a month, and shall be payable monthly on or before the tenth (10th) day following the end of each month but which amount shall be no less than One Hundred Fifty Thousand Dollars ($150,000.00) per annum;

                           (iii) An annual medical director's fee of Fifty Thousand Dollars ($50,000) commencing with the beginning of the design process for the Hospital which annual fee shall be increased to One Hundred Thousand Dollars ($100,000) commencing as of the date on which the first of the following occurs: (X) the substantial completion of the construction of the Hospital if the Hospital is to be located in a new building (whether to be leased to or owned by the Company), or (Y) the closing of the purchase of the real property in which the Hospital is to be located if located in an existing building (either by the Company or by a third party who shall in turn lease such building to the Company) and shall be payable monthly on the last day of each month, which fee shall be increased annually by the Consumer Price Index reasonably applied by DTO Management on January 1st of each year;

                           (iv) All fees and expenses paid to third parties for accounting, legal, documentation, professional, and reporting services to the Company, which may include, but are not limited to: preparation and documentation of Company bookkeeping, accounting and audits; preparation and documentation of budgets, cash flow projections, and working capital requirements; preparation and documentation of Company state and federal tax returns; and taxes incurred in connection with the issuance, distribution, transfer, registration, and recordation of documents evidencing ownership of a Membership Interest or Economic Interest in the Company or in connection with the business of the Company; expenses in connection with preparing and mailing reports required to be furnished to the Members or Economic Interest Owners for tax reporting or other purposes, including reports, if any, that may be required to be filed with any federal or state regulatory agencies, or expenses associated with furnishing reports to Members which DTO Management deems to be in the best interest of the Company; expenses of revising, amending, converting, modifying, or terminating the Company or this Agreement; costs incurred in connection with any litigation in which the Company is involved as well as any examination, investigation, or other proceedings conducted by any regulatory agency involving the Company; costs of any computer equipment or services used for or by the Company; and the costs of preparing and disseminating informational material and documentation relating to a potential sale, refinancing, or other disposition of the Hospital or the Equipment; and

                           (v) In the event that DTO Management and the Investor Members reasonably agree that it would be beneficial to the Company to have the advice of a third party consultant when making a Material Decision, the reasonable expenses of the third party consultant shall be an expense of the Company.

                  (c) Notwithstanding anything herein to the contrary, no amounts shall be earned, accrued or due from the Company under
         (b)(ii), (iii) or (iv) above to the extent that the Company has losses which (i) would be greater as a result of such amounts being earned, and (ii) which are resulting in additional Capital Contributions being required under Section 3.5(b)(ii).

         SECTION 5.7. No Management by Members. Other than the Managers, the Members shall take no part in, or at any time interfere in any manner with, the management, conduct, or control of the Company's business and operations and shall have no right or authority to act for or bind the Company except as set forth in this Agreement. The rights and powers of such Members shall not extend beyond those set forth in this Agreement and those granted under the Articles of Organization and any attempt to participate in the control of the Company in a manner contrary to the rights and powers granted herein and under the Articles of Organization shall be null and void and without force and effect. Subject to the decisions and judgment with respect to all professional medical or clinical matters of qualified medical personnel, DTO Management, in conjunction with the Investor Manager when applicable, shall have the right to determine when and how the operations of the Company shall be conducted. The exercise by any other Member of any of the rights granted to the Member hereunder shall not be deemed to be taking part in the control of the business of the Company and shall not constitute a violation of this Section.

         SECTION 5.8. Consent by Members to Exercise of Certain Rights and Powers by Managers. By its execution hereof, each Member expressly consents to the exercise by the Managers of the rights, powers, and authority conferred on the Managers by this Agreement.

         SECTION 5.9.      Other Business of Members.

                  (a) Subject to (b) below, any Member, including any Manager, may engage independently or with others in other business ventures of every nature and description, including without limitation the purchase of medical equipment, the rendering of medical services of any kind, and the making or management of other investments and neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures.

                  (b) As long as any Member owns a Membership Interest in the Company, and for a period of five (5) years after a Member ceases for any reason to own a Membership Interest in the Company, neither a Member nor any of its respective Affiliates, shall hold, directly or indirectly, an investment, ownership or other beneficial interest in
         (i) any hospital or (ii) other Entity (including a sole proprietorship) which provides any of the following services or facilities: cardiac catheterization, angioplasty, peripheral angioplasty, atherectomy, stenting and PTCA or other cardiac surgical procedures or services ("Cardiac Services"), in any case within a fifty (50) mile radius of the Hospital provided however in all events Hamilton County, Ohio is expressly excluded from such territory (the "Territory"), provided that (i) no Member or Affiliate who is a physician shall be prohibited from maintaining his or her staff privileges at any other hospital and (ii) nothing herein shall prohibit a Member or Affiliate from owning up to three percent (3%) of the outstanding capital stock of a company whose stock is publicly traded and listed on a nationally recognized securities exchange or from investing in a publicly traded mutual fund. In addition, DTO Management or its Affiliates may separately operate a mobile catheterization laboratory within the Territory, but only if either DTO Management or an Affiliate thereof is providing such service pursuant to a lease of six (6) months or less to a provider who is already providing cath lab services or if the Investor Manager has elected not to have such service provided by the Company.

                  (c) The Members, including the Managers, have reviewed the term and geographical restrictions included in Section 5.9(b), and in light of the interests of the parties hereto, agree that such restrictions are fair and reasonable.

                  (d) If there is a breach or threatened breach of the provisions of this Section 5.9 of this Agreement, in addition to other remedies at law or equity, the non-breaching party shall be entitled to injunctive relief. The parties desire and intend that the provisions of this Section 5.9 shall be enforced to the fullest extent permissible under the law and public policies applied, but the unenforceability or modification of any particular paragraph, subparagraph, sentence, clause, phrase, word, or figure shall not be deemed to render unenforceable the remainder of this Section 5.9. Should any such paragraph, subparagraph, sentence, clause, phrase, word, or figure be adjudicated to be wholly invalid or unenforceable, the balance of this Section 5.9 shall thereupon be modified in order to render the same valid and enforceable and the unenforceable portion of this Section 5.9 shall be deemed to have been deleted from this Agreement.

                  (e) The Company, the Managers and the Members agree that the benefits to any Member hereunder do not require, are not payment for, and are not in any way contingent upon the referral, admission or any other arrangement for the provision of any item or service offered by DTO Management or the Company to patients of such Member in any facility, laboratory, cardiac catheterization facility or other health care operation controlled, managed or operated by DTO Management or the Company and nothing herein is intended to prohibit any party from practicing medicine at any other facility.

                  (f) If an Investor Member is a legal entity and not an individual, such Investor Member shall cause each of its existing and future Affiliates to agree in writing to be personally bound by the terms of this Section 5.9.

         SECTION 5.10. Managers' Standard of Care. Each Manager shall act in a manner it believes in good faith to be in the best interest of the Company and with such care as an ordinarily prudent Person in a like position would use under similar circumstances. In discharging its duties, each Manager shall be fully protected in relying in good faith upon the records required to be maintained under this Agreement and upon such information, opinions, reports and statements by any of the other Managers, Members, or agents, or by any other Person as to matters each Manager reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, income or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

         Notwithstanding anything herein to the contrary, a Manager or Member shall have the right to vote or approve Company matters in accordance with the terms of this Agreement regardless of the personal interest of any Member or Manager in the outcome of any vote, decision or matter.

         SECTION 5.11. Limitation of Liability. A Manager shall not be liable to the Company, its Members, or other Managers for any action taken in managing the business or affairs of the Company if it performs the duty of its office in compliance with the standard contained in Section 5.10. No Manager has guaranteed nor shall have any obligation with respect to the return of a Member's Capital Contribution or share of income from the operation of the Company. Furthermore, no Manager, its Affiliates or its employees (collectively, its "Agents") shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from gross negligence or intentional misconduct or knowing violation of law or a transaction for which such Manager or Agent received a personal benefit in violation or breach of the provisions of this Agreement.

         SECTION 5.12.     Indemnification of the Managers.

                  (a) Each Manager and its Agents (as defined in Section 5.11) shall be indemnified by the Company against any losses, judgments, liabilities, expenses, including attorneys' fees and amounts paid in settlement of any claims sustained by them arising out of any action or inaction of the Member or its Agents in its capacity as a Manager of the Company (or, in the case of an Agent, within the scope of the Manager's authority) to the fullest extent allowed by law, provided that the same were not the result of gross negligence or willful misconduct on the part of the Manager or an Agent and provided that the Manager or an Agent, in good faith, reasonably determined that such course of conduct was in the best interest of the Company; provided, however, that such indemnification and agreement to hold harmless shall be recoverable only out of Company assets. Subject to applicable law, the Company shall advance expenses incurred with respect to matters for which a Manager may be indemnified hereunder.

                  (b) If at any time, the Company has insufficient funds to furnish indemnification as herein provided, it shall provide such indemnification if and as it generates sufficient funds and prior to any cash distributions, pursuant to Article VI or Article VII hereof, to the Members.

         SECTION 5.13. Election and Replacement of Investor Manager. In accordance with the procedures outlined in Section 10.1 herein, the Investor Members shall elect an Investor Manager to serve for one year terms or until a successor is duly elected. At any time, in accordance with Section 10.1, the Investor Members may replace the Investor Manager and elect a new Investor Manager.

         SECTION 5.14. Role of and Decisions by Investor Manager. Notwithstanding anything herein to the contrary, the Investor Manager shall take no action nor make any decision on behalf of the Company except to the extent it is expressly authorized to do so under this Agreement in its capacity as Investor Manager.

         SECTION 5.15. Purchase of Goods and Services from DTO Management. Goods and services purchased from DTO Management or its Affiliates shall be of substantially the same quality and price as could be obtained from an unrelated third party.

         SECTION 5.16. Decisions by Managers. Except as provided in this Agreement, decisions and actions to be taken by the Managers shall be deemed to have been made only upon the affirmative approval or consent of DTO Management and the Investor Manager. In the event a decision, approval or consent is requested of the Investor Manager by DTO Management, it shall be deemed to have been affirmatively made if the Investor Manager fails to respond to any such written request therefor within five (5) days of notice thereof by DTO Management. Notwithstanding anything in this Agreement to the contrary, all decisions and actions to be made by the Managers with respect to any loan, lease or other similar financing of the development, construction or operation of the Hospital or the Company's affairs, including without limitation the decisions with respect to incurring any indebtedness or the refinancing thereof, shall be made by DTO Management and shall be subject to the consent of the Investor Manager, which consent shall not be unreasonably withheld; provided, the application of the Company's funds toward the repayment of all or a portion of any financing of the Company in excess of amounts then required to be paid (i.e., voluntary prepayments) shall be made only with the consent of DTO Management and the Investor Manager. The Investor Manager shall be deemed to have specifically approved all expenditures proposed by DTO Management that are substantially consistent with the Development Budget Exhibit or an approved operating budget when funded from additional Capital Contributions made to the Company by the Members pursuant to Section 3.5 above.

         The development and annual operating budgets to be proposed by DTO Management shall be approved by the Managers as provided above subject to the following:

                  (a) The Investor Manager shall be deemed to have approved a development budget which is substantially consistent with the attached Development Budget Exhibit to this Agreement;

                  (b) The Investor Manager shall not unreasonably withhold its approval of budgets which are within the reasonable revenue expectations of the Hospital and which are in compliance (both as to terms and availability of financing) with agreements with the Company's lenders and other parties providing financing to the Company; and

                  (c) In the event that the Managers are unable to approve an annual budget, DTO Management shall be authorized to operate the Company under the previous year's budget increased by the greater of 5% or the increase during the previous year in the Consumer Price Index for Medical Items until a new budget is approved.

         SECTION 5.17. Guarantee Fee. In the event that any Member of the Company or its Affiliates provide a guarantee of any indebtedness of the Company which is acceptable to and required by the Company's lenders ("Guarantor Members") and such guarantees are not provided on a pro rata basis by all other Members of the Company (the "Nonguarantor Members"), then the Guarantor Members shall be paid an annual guarantee fee equal to (a) the amount of such indebtedness which is guaranteed by the Guarantor Members or its Affiliates, multiplied by (b) .0075, multiplied by (c) the percentage Membership Interest in the Company owned by the Nonguarantor Members (the "Guarantee Fee"). The Guarantee Fee shall be paid quarterly and the expense thereof shall be allocated to the Nonguarantor Members as follows:

                  (a) The Guarantee Fee shall be deducted from the Cash Distributions otherwise distributable to the Nonguarantor Members and shall be paid to the Guarantor Members;

                  (b) To the extent that at the time such Guarantee Fee is due to be paid hereunder there are no anticipated Cash Distributions, then the Company shall pay such Guarantee Fee to the Guarantor Members and the amount of such payments shall be charged to the Capital Accounts of the Nonguarantor Members;

                  (c) When Cash Distributions become available for distribution to the Members in the future, the Cash Distributions otherwise distributable to the Nonguarantor Members shall first be retained by the Company to the extent that amounts were previously charged to the Capital Accounts of the Nonguarantor Members in accordance with (b) above and any remaining Cash Distributions shall be distributed to the Members in accordance with Section 6.1.

                                   ARTICLE VI

                         DISTRIBUTIONS AND ALLOCATIONS

         SECTION 6.1. Distributions of Cash Flow from Operations and Cash from Sales or Refinancing. Prior to the dissolution of the Company, Cash Flow from Operations and Cash from Sales or Refinancing, if any, remaining after repayment of any amounts then due on loans made by the Members to the Company, shall be distributed quarterly by the Managers as Cash Distributions according to the relative percentage Membership Interests of the Members and Economic Interest Owners; provided, however, that to the extent possible, any Guarantee Fee shall be deducted from the Cash Distributions otherwise distributable to the Nonguarantor Members and paid to the Guarantor Members as set forth in
Section 5.16. Notwithstanding anything herein to the contrary, no distributions shall be made to Members if prohibited by the Act.

         SECTION 6.2. Profits. Except as provided in the Regulatory Allocations Exhibit and subject to Section 6.6, Profits shall be allocated as follows:

                  (a) First, to the Members who have been allocated Losses pursuant to Subsection 6.3(c) below until the cumulative Profits allocated pursuant to this Subsection 6.2(a) equal the cumulative prior allocations of Losses under that Subsection.

                  (b) Next, to the Members who have been allocated Losses pursuant to Subsection 6.3(b) below until the cumulative Profits allocated pursuant to this Subsection 6.2(b) equal the cumulative prior allocations of Losses under that Subsection.

                  (c) All remaining Profits shall be allocated to the Members in accordance with their percentage Membership Interests.

         SECTION 6.3. Losses. Except as provided in the Regulatory Allocations Exhibit and subject to Section 6.6, Losses shall be allocated as follows

                  (a) First, Losses shall be allocated to the Members with positive Adjusted Capital Account balances in proportion to those balances.

                  (b) All remaining Losses shall be allocated to the Members in accordance with their percentage Membership Interests.

         SECTION 6.4. Code Section 704(c) Tax Allocations. Income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Agreed Value pursuant to any method allowable under Code Section 704(c) and the Regulations promulgated thereunder.

         In the event the Agreed Value of any Company asset is adjusted after its contribution to the Company, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value pursuant to any method allowable under Code Section 704(c) and the Regulations promulgated thereunder.

         Any elections or other decisions relating to allocations under this Section shall be determined by DTO Management. Absent a determination by DTO Management, the remedial allocation method under Regulation Section 1.704-3(d) shall be used. Allocations pursuant to this Section are solely for purposes of federal, state, and local taxes and shall not be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

         SECTION 6.5.      Miscellaneous.

                  (a) Allocations Attributable to Particular Periods. For purposes of determining Profits, Losses or any other items allocable to any period, such items shall be determined on a daily, monthly, or other basis, as determined by DTO Management using any permissible method under Code Section 706 and the Regulations thereunder.

                  (b) Other Items. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Members in the same proportion as they share Profits or Losses, as the case may be, for the year.

                  (c) Tax Consequences; Consistent Reporting. The Members are aware of the income tax consequences of the allocations made by this Article and by the Regulatory Allocations and hereby agree to be bound by those allocations as reflected on the information returns of the Company in reporting their shares of Company income and loss for income tax purposes. Each Member agrees to report its distributive share of Company items of income, gain, loss, deduction and credit on its separate return in a manner consistent with the reporting of such items to it by the Company. Any Member failing to report consistently, and who notifies the Internal Revenue Service of the inconsistency as required by law, shall reimburse the Company for any legal and accounting fees incurred by the Company in connection with any examination of the Company by federal or state taxing authorities with respect to the year for which the Member failed to report consistently.

                  (d) Economic Interest Owners. Each Economic Interest Owner shall be entitled to the distributions and allocations to which its predecessor in interest would have been entitled under this
         Article VI had it retained the Economic Interest acquired by the Economic Interest Owner.

         SECTION 6.6. Special Allocations of Guarantee Fees. Any and all deductions, losses or reductions to Capital Accounts attributable to the payment by the Company of Guarantee Fees shall be allocated to the Nonguarantor Members in accordance with their relative percentage Membership Interests.

                                  ARTICLE VII

             DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

         SECTION 7.1. No Termination by Certain Acts of Member. Neither the transfer of interest, withdrawal from the Company, bankruptcy, insolvency, dissolution, liquidation or other disability, nor the legal incompetency of any Member shall result in the termination or dissolution of the Company or affect its continuance in any manner whatsoever.

         SECTION 7.2. Dissolution. The Company shall be dissolved upon the happening of any of the following events, whichever shall first occur:

                  (a) The election by DTO Management to dissolve the Company in accordance with the terms of Section 3.5(c) hereof;

                  (b)      Intentionally omitted.

                  (c) Upon the written agreement of DTO Management and the Investor Manager;

                  (d) The expiration of the term of the Company as provided in Section 2.5 hereof;

                  (e)      The adjudication of bankruptcy of the Company;

                  (f) Upon the written consent of a Supermajority Vote of the Members;

                  (g)      In accordance with Section 12.11 hereof; and

                  (h) The entry of a decree of judicial dissolution or the administrative dissolution of the Company as provided in the Act.

         SECTION 7.3.      Dissolution and Final Liquidation.

                  (a) Upon any dissolution of the Company, the Company shall not terminate, but shall cease to engage in further business except to the extent necessary to perform existing contracts and preserve the value of its assets. Its assets shall be liquidated and its affairs shall be wound up as soon as practical thereafter by the Managers, or if for any reason there is no Manager, by another Person designated by a Supermajority Vote of the Members. In winding up the Company and liquidating assets, the Managers, or other Person so designated for such purpose, may arrange, either directly or through others, for the collection and disbursement to the Members of any future receipts from the Hospital or other sums to which the Company may be entitled, and shall sell the Company's interest in the Hospital and the Equipment to any Person, including DTO Management or any Affiliate thereof, on such terms and for such consideration as shall be consistent with obtaining the fair market value thereof, as such fair market value is approved by a Supermajority Vote of the Members.

                  (b) Upon any such dissolution and liquidation of the Company, the net assets, if any, of the Company available for distribution, including any cash proceeds from the liquidation of Company assets, shall be applied and distributed in the following manner or order, to the extent available:

                           (i) To the payment of or creation of reserves for all debts, liabilities, and obligations to all creditors of the Company (other than the Members or their Affiliates) and the expenses of liquidation;

                           (ii) To the payment of all debts and liabilities (including interest), and further including without limitation any accrued but unpaid Guarantee Fees, owed to the Members or their Affiliates as creditors; and

                           (iii) The balance to the Members with positive Capital Account balances after taking into account all other adjustments during the Fiscal Year in which liquidation occurs.

                  (c) The Members shall look solely to the assets, if any, of the Company for any return of their Capital Contributions and, if the assets of the Company remaining after payment or discharge of the Company's debts and liabilities, or provision therefor, are insufficient to return all or any part of the Capital Contributions, no Member shall have any right of recourse against the Managers or other Members or to charge the Managers or other Members for any amounts except as provided herein and except to the extent otherwise provided by the Act and/or North Carolina law.

                  (d) Upon such dissolution, reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to minimize the losses normally attendant to a liquidation.

                  (e) The Capital Accounts of the Members, as adjusted, shall be utilized by the Company for the purpose of making distributions to those Members with positive balances in their respective Capital Accounts pursuant to Section 7.3(b). In making such distributions, the Managers or the Person winding up the affairs of the Company shall distribute all funds available for distribution to the Members and Economic Interest Owners (after establishing any reserves that the Managers deem or the Person winding up the affairs of the Company deems reasonably necessary pursuant to Section 7.3(b)) prior to the later of (a) the end of the taxable year in which the event occurs which caused the termination and dissolution of the Company, or (b) ninety (90) days after the occurrence of such event. The Managers in their sole discretion, or the Person winding up the affairs of the Company, in its discretion, may elect to have the Company retain any installment obligations owed to the Company until collected in full so long as any portion of the reserves which are later determined to be unnecessary, and all collections on such installment obligations which are not deemed to be reasonably necessary by the Managers or the Person winding up the affairs of the Company to add to such reserves are distributed as soon as practicable in accordance with the provisions of Section 7.3(b) as modified by this Section.

                  (f) Each Economic Interest Owner shall be entitled to the distributions to which its predecessor in interest would have been entitled pursuant to this Article VII had it retained the Economic Interest acquired by the Economic Interest Owner.

         SECTION 7.4. Termination. Upon completion of the dissolution, winding up, distribution of the liquidation proceeds and any other Company assets, the Company shall terminate.

         SECTION 7.5. Payment in Cash. Any payments made to any Member pursuant to this Article VII shall be made only in cash.

         SECTION 7.6. Goodwill and Trade Name. Upon the dissolution of the Company, the firm or trade name of the Company and any goodwill associated therewith shall become the sole property of DTO Management, provided that distributions and allocations otherwise due to DTO

Management shall not be reduced as a result of DTO Management becoming entitled to such assets.

         SECTION 7.7. Termination of Noncompetition Covenants. Upon the later of the dissolution of the Company and the completion of the liquidation process, the Members shall have no continuing liability, or obligation under
Section 5.9(b) except that Section 5.9(b) shall continue to be binding upon a Member whose breach of this Agreement caused a dissolution of the Company and any actions for a breach of this Agreement, including a breach of Section 5.9(b), shall not be impaired by the dissolution or completed liquidation.

                                  ARTICLE VIII

         REMOVAL OR WITHDRAWAL OF MANAGERS AND MEMBERS AND TRANSFER OF
                 MEMBERS' MEMBERSHIP AND/OR ECONOMIC INTERESTS

         SECTION 8.1.      Manager - Transfers.

                  (a) Except as provided in this Section 8.1, without the consent of a Majority Vote of Investor Members, DTO Management shall not voluntarily withdraw from the Company as a Member at any time prior to its termination, or transfer or assign any of its rights and duties as a Manager, provided that DTO Management may assign its Membership Interest in the Company and its rights to be a Manager to any party who purchases all or substantially all of MedCath Corporation's or MedCath Incorporated's and their subsidiaries' assets or capital stock if such purchaser assumes in writing the obligations of DTO Management hereunder or to a party under control of, common control, or which controls, DTO Management. DTO Management may also assign its Membership Interest in the Company and its rights to be a Manager to a financial institution as collateral security for repayment of indebtedness for borrowed funds by MedCath Corporation, MedCath Incorporated or their Affiliates. In the event that DTO Management desires to sell any Membership Interest and such sale is not in connection with the sale of all or substantially all of the assets or capital stock of MedCath Corporation or MedCath Incorporated and their subsidiaries, then the other Members shall first have an option to purchase such Membership Interest in accordance with the Right of First Refusal provided in Section 8.4. If upon any transfer of DTO Management's Membership Interest, DTO Management is not permitted to assign its rights as Manager under this Section 8.1(a), DTO Management shall not continue as Manager after said transfer, and the provisions of Section 8.2 shall apply.

                  (b) The Investor Manager may not assign its rights to be a Manager herein. Upon the withdrawal or resignation of the Investor Manager elected by the Investor Members, a substitute therefor, who must be an Investor Member, may be elected by a Majority Vote of Investor Members.

                  (c) Any resignation or withdrawal by a Manager as a manager shall not constitute such Manager's withdrawal as a Member.

                  (d) The Manager will not, without the consent of the Investor Manager, pledge the assets of the Hospital except for the benefit of the Hospital.

         SECTION 8.2. Members' Right to Continue When Company has no Manager. If at any time there is no remaining Manager, a meeting of the Members shall be held at the principal place of business of the Company within forty-five (45) days after the happening of such event to consider whether to continue the Company on the same terms and conditions as are contained in this Agreement (except that the Managers may be different) and to select a Manager for the Company, or whether to wind up the affairs of the Company, liquidate its assets and distribute the proceeds therefrom in accordance with Article VII hereof. The Company may be continued and a new Manager (who accepts such appointment) selected by the Members within ninety (90) days of the occurrence of the event described in Section 7.2(b) with respect to the last Manager. The new Manager shall execute, acknowledge, file or record (as appropriate) Articles of Organization and an Operating Agreement, or amendments to those documents, and such other documents as may be required by the Act. The continuance of the Company pursuant to the terms of this Section 8.2 is conditioned upon (i) any amendment required by the Act of the Articles of Organization to reflect the foregoing change and, if applicable, compliance by the Company with any notice provisions of the Act and (ii) delivery to the withdrawing Manager of an indemnification agreement by the Company, in form and substance reasonably satisfactory to the withdrawing Manager, indemnifying and holding the withdrawing Manager harmless against all future liabilities of the Company.

         SECTION 8.3. Relationship with Substitute Manager. The relationship of the Members to any Person that has either acquired the Membership Interest of DTO Management or has been elected as a successor Manager as provided herein shall be governed by this Agreement. If such Person was not previously a Manager, then such Person, as Substitute Manager, shall have all the rights and powers of its predecessor Manager under this Agreement; provided, such Person assumes in writing the obligations of such Manager under this Agreement and any arising thereafter, and accepts and adopts all the terms and provisions of this Agreement in writing. The withdrawing Manager shall be liable for all of its covenants and obligations under this Agreement for all periods prior to its withdrawal until such liability is assumed by a Substitute Manager.

         SECTION 8.4. Members Who Are Not Managers - Restriction on Transfer. Except as otherwise set forth in this Section or in this Agreement, no Economic Interest and/or Membership Interest of an Investor Member or any portion thereof, shall be validly sold or assigned whether voluntarily, involuntarily or by operation of law, and no purported assignee shall be recognized by the Company for any purpose, unless such Economic Interest and/or Membership Interest shall have been transferred in accordance with the provisions of this Agreement and in compliance with such additional restrictions as may be imposed by DTO Management to comply with requirements imposed by any federal or state securities regulatory authority and unless DTO Management's consent is obtained. In no event, however, shall an Investor Member transfer or sell all or any of its Economic Interest and/or Membership Interest to any party which, if a Member, would be in violation of Section 5.9(b) hereof. Except as otherwise set forth in this Section or in this Agreement, an Investor Member may transfer, sell or assign its entire Economic Interest and/or Membership Interest if it has received the approval of DTO Management, not to be unreasonably withheld, provided however: (a) the Company first for a period of fifteen (15) days, and thereafter the other Members for a period of fifteen (15) days shall have the right, but not the obligation, to purchase all, but not less than all, of the Economic Interest and/or Membership Interest proposed to be transferred, which right shall be exercisable on the terms and for the purchase price set forth in writing in a bona fide offer made for the Interests by a third-party (the "Right of First Refusal"), and (b) there shall have been filed with the Company a duly executed and acknowledged counterpart of the instrument making such assignment signed by both the assignor and assignee and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of the Agreement, represents that such assignment was made in accordance with all applicable laws and regulations and the assignee shall have represented to the Company in writing that it meets the investor suitability standards established by the appropriate state of residence, or, in the absence thereof, the investor suitability standards established by the Company. DTO Management shall use reasonable care to determine that transfers are in accordance with applicable laws and regulations, including obtaining an opinion of counsel to that effect. Any Member who is not a Manager that assigns all its Membership Interest shall cease to be a Member of the Company. Any Membership Interests acquired by the Company pursuant to Section 8.4 shall, subject to applicable law, be re-offered by the Company to suitable investors.

         Any dissolution, liquidation, merger (unless Members or their Affiliates as of the Effective Date and existing prior to such merger own at least fifty-one percent (51%) of the surviving entity after the merger or unless both parties to such merger are majority owned by parties who are Members or their Affiliates as of the Effective Date and prior to such merger) or sale of a Member or of ProWellness which is an Entity (a sale shall include a transfer of fifty percent (50%) or more of its ownership interests or of fifty (50%) percent or more of its assets or any other transaction or series of related transactions intended to accomplish, in substance, a sale of such Entity) shall constitute an offer by such Member, to sell such Member's Interest pursuant to Section 8.4 for the Formula Purchase Price (as defined in
Section 8.9 below). The Members who are Entities as of the Effective Date have provided copies to DTO Management of the documents and agreements related to the creation and governance thereof. These documents and agreements have not been amended since they were provided to DTO Management and shall not be amended without DTO Management's written consent. The restriction of the foregoing sentence shall not apply to Entities which have historically been dedicated solely to the practice of medicine and continue to be dedicated solely to the practice of medicine in the future.

         Notwithstanding anything herein to the contrary, in the event that no later than December 31, 2001 MedCath Holdings, Inc. ("MHI") or one of MHI's Affiliates conducts an underwritten public offering of the common stock of MHI or its Affiliate pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, and MHI or MHI's Affiliate offers shares of its common stock or cash to any Member in exchange for such Member's Membership Interest or a portion thereof (the "Exchange"), MHI and its Affiliates and the Member may, notwithstanding the terms of this Agreement, engage in such Exchange upon such terms as the Member and MHI or MHI's Affiliate may mutually agree, and the Exchange shall not be subject to any restrictions on the transfer of Membership Interests or rights of first refusal of the Company or of any other Member set forth in this Agreement, including, but not limited to, those restrictions set forth in this Section 8.4.

         SECTION 8.5. Condition Precedent to Transfer of Economic Interest and/or Membership Interest. Notwithstanding anything herein to the contrary, no transfer of an Economic Interest and/or Membership Interest may be made if such transfer (a) constitutes a violation of the registration provisions of the Securities Act of 1933, as amended, or the registration provisions of any applicable state securities laws; (b) if after such transfer the

Company will not be classified as a partnership for federal income tax purposes; and (c) if when taken together with other prior transfers, results in a "termination" of the Company for federal income tax purposes. The Company may require, as a condition precedent to transfer of an Economic Interest and/or Membership Interest, delivery to the Company, at the proposed transferor's expense, of an opinion of counsel satisfactory (both as to the counsel and substance of the opinion) to DTO Management that the transfer will not violate any of the foregoing restrictions.

         SECTION 8.6. Substitute Member - Conditions to Fulfill. No assignee of a Member's Membership Interest in the Company shall have the right to become a Substitute Member in place of its assignor unless, in addition to any other requirement herein, all of the following conditions are satisfied:

                  (a)      The Company has waived its right pursuant to Section
         8.4 to purchase the Membership Interest held by the assignee;

                  (b) The duly executed and acknowledged written instrument of assignment which has been filed with the Company sets forth that the assignee becomes a Substitute Member in place of the assignor;

                  (c) The assignor and assignee execute and acknowledge such other instruments as DTO Management may deem reasonably necessary or desirable to effect such admission, including, but not limited to, the written acceptance and adoption by the assignee of the provisions of this Agreement;

                  (d) The written consent of DTO Management and the Investor Manager to such substitution is obtained, which consent may be reasonably withheld by DTO Management and the Investor Manager; and

                  (e) The payment by the assignee of all costs to the Company associated with the transaction, including but not limited to legal fees, transfer fees, and filing fees.

         SECTION 8.7. Allocations Between Transferor and Transferee. Upon the transfer of a Member's Economic Interest or Membership Interest, all items of income, gain, loss, deduction and credit attributable to the Economic Interest or Membership Interest so transferred shall be allocated between the transferor and the transferee in such manner as the transferor and transferee agree at the time of transfer; provided such allocation does not violate federal or state income tax law. If DTO Management, in its sole discretion, deems such laws violated, then such allocation shall be made pro rata for the fiscal year based upon the number of days during the applicable fiscal year of the Company that the Economic Interest or Membership Interest so transferred was held by the transferor and transferee, without regard to the results of Company activities during the period in which each was the holder, or in such other manner as DTO Management deems necessary to comply with federal or state income tax laws. Distributions as called for by this Agreement shall be made to the holder of record of the Economic Interest or Membership Interest on the date of distribution. Notwithstanding anything contained in this Agreement to the contrary, both the Company and DTO Management shall be entitled to treat the assignor of any assigned Economic Interest or Membership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor in reliance on the Company records as they exist until such time as the written assignment has been received by, and recorded on the books of the Company. For purposes of this Article VIII, the effective date of an assignment of any Economic Interest or Membership Interest shall be the last day of the month specified in the written instrument of assignment.

         SECTION 8.8. Rights, Liabilities of, and Restrictions on Assignee. No assignee of a Member's Economic Interest or Membership Interest shall have the right to participate in the Company, inspect the books of account of the Company or exercise any other right of a Member unless and until admitted as a Substitute Member. Notwithstanding DTO Management's failure or refusal to admit an assignee as a Substitute Member, such assignee shall be entitled to receive the share of income, credit, gain, expense, loss and deduction and cash distributions provided hereunder that is assigned to it, and, upon demand, may receive copies of all reports thereafter delivered pursuant to the requirements of this Agreement; provided, the Company shall have first received notice of such assignment and all required consents thereto shall have been obtained and other conditions precedent to transfer thereof shall have been satisfied. The Company's tax returns shall be prepared to reflect the interests of assignees as well as Members.

         SECTION 8.9. Death of a Member. If any Member is an individual, heirs of such a Member shall be entitled to inherit the Membership Interests of a deceased Member, provided that upon a Member's death such interests shall be automatically converted to an Economic Interest only in the Company until such heir agrees in writing to all of the terms and conditions of this Agreement and such other reasonable terms as may be established by DTO Management as a condition to such heir becoming a Member, in which event such interest shall again become a Membership Interest in the Company. Notwithstanding the previous sentence, within one hundred twenty (120) days of the Company first learning of the death of a Member, the Company shall have the option to purchase the Membership Interest of the deceased Member, and the estate of the deceased Member shall be obligated to sell such Membership Interest to the Company, in accordance with the terms of this Section 8.9. The Company may exercise its option by giving written notice thereof to the estate of the deceased Member, or the appropriate representative thereof, within such one hundred twenty (120) day period. The purchase price for such Membership Interest shall equal five
(5) multiplied by the net income (as reasonably determined by the Company's accountants) of the Company for the twelve (12) month period ending as of the calendar quarter most recently ended prior to the death of such Member multiplied by the percentage Membership Interest of such Member in the Company (the "Formula Purchase Price"). The purchase price shall be paid (the "Payment Method") in three (3) equal annual installments, the first third of which shall be paid upon the determination of the purchase price and the remaining two (2) installments of which shall be paid on the first and second anniversary of such date. The outstanding amounts due from the Company to the estate of the deceased Member shall bear interest at Prime Rate as of the date of such Member's death. Accrued interest shall be paid as of the dates payments of principal are due as provided above. If the Investor Member is an Entity, the agreements for the formation and the governance of such Entity shall provide for the disposition of the membership interest of a deceased member of the Investor Member Entity, which disposition shall be subject to DTO Management's approval.

         SECTION 8.10.     Repurchase of Interests in Certain Event.

                  (a) In the discretion of DTO Management, the Company may, but is not obligated to, repurchase a Member's Economic Interest or Membership Interest upon such Member's breach of the Member's obligations contained in Article III, Sections 5.9, 8.1(b), 8.4, 8.9,
         12.1 and 12.11 of this Agreement.

                  (b) Each Member agrees to sell its Membership Interest to the Company in the event DTO Management elects to exercise the right of repurchase granted under Section 8.10(a) and the purchase price shall the lower of (x) the Capital Contributions of the Member less all amounts distributed to such Member by the Company, (y) the fair market value of such Member's Membership Interest determined by an independent appraiser reasonably selected by DTO Management, and
         (z) the formula Purchase Price; provided however, in the event that the Company elects to purchase any Membership Interest due to a Member's failure to make a required Capital Contribution pursuant to
         Section 3.5, the purchase price therefor shall be determined solely under (x) above.

         SECTION 8.11. Permissible Transfers by Investor Members. Notwithstanding anything in this Agreement to the contrary, an Investor Member may elect within ninety (90) days of acquiring a Membership Interest in the Company to assign its Membership Interest to a corporation, limited liability company or limited partnership formed and maintained for the purpose of holding such Membership Interest, or for additional purposes approved by DTO Management by advance written consent, if such assignee is owned by the Investor Member or such assignee's owners are substantially identical to the owners of such Investor Member as long as such assignee and its Affiliates agree in writing to be bound by all the terms and conditions of this Agreement and DTO Management first approves in writing the terms of all documents creating and constituting such Entity.

                                   ARTICLE IX

                        RECORDS, ACCOUNTINGS AND REPORTS

         SECTION 9.1. Books of Account. At all times during the continuance of the Company, DTO Management shall maintain or cause to be maintained true and full financial records and books of account showing all receipts and expenditures, assets and liabilities, income and losses, and all other records necessary for recording the Company's business and affairs including those sufficient to record the allocations and distributions required by the provisions of this Agreement.

         SECTION 9.2. Access to Records. The books of account and all documents and other writings of the Company, including the Articles of Organization and any amendments thereto, shall at all times be kept and maintained by DTO Management or, if required by law, at the registered office of the Company. Each Member or its designated representatives shall, upon reasonable notice to DTO Management, have access to such financial books, records and documents during reasonable business hours and may inspect and make copies of any of them.

         SECTION 9.3.      Bank Accounts and Investment of Funds.

                  (a) DTO Management shall open and maintain, on behalf of the Company, a bank account or accounts in a federally insured bank or savings institution as it shall determine, in which all monies received by or on behalf of the Company shall be deposited. All withdrawals from such accounts shall be made upon the signature of such Person or Persons as DTO Management may from time to time designate.

                  (b) Any funds of the Company which DTO Management may determine are not currently required for the conduct of the Company's business may be deposited with a federally insured bank or savings institution or invested in short-term debt obligations (including obligations of federal or state governments and their agencies, commercial paper, certificates of deposit of commercial banks, savings banks or savings and loan associations) as shall be determined by DTO Management in its sole discretion.

         SECTION 9.4. Fiscal Year. The Fiscal Year and accounting period of the Company shall end on September 30 of each year.

         SECTION 9.5. Accounting Reports. As soon as reasonably practicable after the end of each fiscal year but in no event later than 120 days after the end thereof, each Member shall be furnished an annual accounting showing the financial condition of the Company at the end of such fiscal year and the result of its operations for the fiscal year then ended, which annual accounting shall be prepared on an accrual basis in accordance with generally accepted accounting principles applied on a consistent basis and shall be delivered to each of the Members promptly after it has been prepared. It shall include a balance sheet as of the end of such Fiscal Year and statements of income and expense, each Member's equity, and cash flow for such Fiscal Year. The Company shall be audited on an annual basis by a firm of independent certified public accountants engaged by DTO Management on behalf of the Company. The report shall set forth the distributions to the Members for such Fiscal Year and shall separately identify distributions from (i) operating revenue during such Fiscal Year, (ii) operating revenue from a prior period which had been held as reserves, (iii) proceeds from the sale or refinancing of the Equipment, and (iv) unexpended proceeds received from the sale of Membership Interests. Following the opening of the Hospital, DTO Management shall also cause to be prepared and distributed to the Members quarterly financial statements following DTO Management's public announcement of its results for such quarter in a form and containing such information as reasonably determined by DTO Management.

         SECTION 9.6. Tax Returns. DTO Management shall cause income tax returns for the Company to be prepared, at Company expense, and timely filed with the appropriate authorities. As soon as is reasonably practicable, and in any event on or before the expiration of 75 days following the end of each Fiscal Year, each Member shall be furnished with a statement to be used in the preparation of the Member's tax returns, showing the amounts of any Profits or Losses allocated to the Member, and the amount of any distributions made to the Member, pursuant to this Agreement, along with a reconciliation of the annual report with information furnished to Members for income tax purposes.

                                   ARTICLE X

                     MEETINGS AND VOTING RIGHTS OF MEMBERS

         SECTION 10.1.     Meetings.

                  (a) Meetings of the Members of the Company for any purpose may be called by DTO Management, the Investor Manager or by Investor Members holding in the aggregate ten percent (10%) of the Membership Interests. Such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. Such meetings shall be held in the Dayton, Ohio area.

                  (b) A notice of any such meeting shall be given by mail, not less than fifteen (15) days nor more than sixty (60) days before the date of the meeting, to each Member at its address as specified in
         Section 12.7. Such notice shall be in writing, and shall state the place, date and hour of the meeting, and shall indicate that it is being issued at or by the direction of DTO Management or by the Investor Members, as the case may be. The notice shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting.

                  (c) Each Member may authorize any Person or Persons to act for the Member by proxy in all matters in which a Member is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

         SECTION 10.2.     Voting Rights of Members.

                  (a) Each Member shall take no part in or interfere in any manner with the control, conduct or operation of the Company, and shall have no right or authority to act for or bind the Company except as provided herein. Votes or decisions, to the extent taken or to be made, of the Members may be cast at any duly called meeting of the Company or in writing within ten (10) days after written request therefor. Each Member shall be entitled to the number of votes equal to the percentage Membership Interest of such Member.

                  (b)      No Member shall have the right or power to vote to:
         (i) withdraw or reduce the Member's Capital Contributions except as a result of the dissolution and liquidation of the Company or as otherwise provided by law or this Agreement; (ii) bring an action for partition against the Company; (iii) cause the termination and dissolution of the Company by court decree or otherwise, except as set forth in this Agreement; or (iv) demand or receive property other than cash in return for its Capital Contributions.

                                   ARTICLE XI

                                   AMENDMENTS

         SECTION 11.1. Authority to Amend by the Managers. Except as otherwise provided by Section 11.2, this Agreement and the Articles of Organization of the Company may be amended by DTO Management with the approval of the Investor Manager which approval shall not be unreasonably withheld or delayed:

                  (a) To admit additional Members or Substitute Members but only in accordance with and if permitted by the other terms of this Agreement;

                  (b) To preserve the legal status of the Company as a limited liability company under the Act or other applicable state or federal laws if such does not change the substance hereof, and the Company has obtained the written opinion of its counsel to that effect;

                  (c) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to clarify any provision of this Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

                  (d) To satisfy the requirements of the Code and Regulations with respect to limited liability companies or of any federal or state securities laws or regulations, provided such amendment does not adversely affect the Membership Interests of Members and is necessary or appropriate in the written opinion of counsel and any amendment under this subsection (d) shall be effective as of the date of this Agreement;

                  (e) To the extent that it can do so without materially reducing the economic return on investment in the Company to any Member, to satisfy any requirements of federal or state legislation or regulations, court order, or action of any governmental administrative agency with respect the operation or ownership of the Hospital;

                  (f) Subject to the terms of Section 2.5, to extend the term of the Company; and

                  (g) Upon written notice to all Members, DTO Management may elect to expand the number of Managers up to nine (9) so that the Managers can serve as the governing body of the Hospital. In such event, the Managers shall include, in addition to DTO Management or its designee, the president or chief executive officer of the Hospital who shall be designated by DTO Management and four (4) additional Managers elected from time to time by the Investor Members one of whom must be the medical director of the hospital. The remaining Managers shall be elected from time to time by DTO Management. DTO Management may delegate to such governing body such duties and responsibilities of DTO Management as DTO Management deems necessary or appropriate. Notwithstanding the foregoing, in the event the number of Managers is expanded, the Investor Members shall continue to have the right to elect Investor

         Managers who shall be designated to make decisions which are specifically authorized to be made by the Investor Manager under this Agreement and DTO Management shall continue to have the right to make decisions with respect to matters which are reserved for DTO Management under this Agreement at the time the number of Managers is so expanded.

         SECTION 11.2. Restrictions on Managers' Amendments: Amendments by Investor Members. Except as provided in Section 11.1, amendments to this Agreement shall be made only upon the consent of DTO Management and with a Majority Vote of Investor Members. Except as set forth in this Section 11.2, no amendment shall be made pursuant to Section 11.1 which would materially and adversely affect the federal income tax treatment to be afforded each Member, materially and adversely affect the Membership Interests and liabilities of each Member as provided herein, materially change the purposes of the Company, extend or otherwise modify the term of the Company, or materially change the method of allocations and distributions as provided in Article VI and Article VII.

         SECTION 11.3. Amendments to Certificates. In making any amendments to this Agreement, there shall be prepared, executed and filed for recording by DTO Management such documents amending the Articles of Organization as required under the Act.

                                  ARTICLE XII

                                 MISCELLANEOUS

         SECTION 12.1. Limited Power of Attorney. Upon the execution hereof, each Member hereby irrevocably constitutes and appoints DTO Management as its true and lawful attorney in the Member's name and on the Member's behalf to take and perform at any time all such action which DTO Management is expressly authorized to perform under this Agreement, administrative actions which a Member is expressly required to perform under this Agreement, or actions required or reasonably necessary following the breach of this Agreement by a Member provided said breach remains uncured for a continuous period of fifteen (15) days after written notice by DTO Management to the breaching Member.

         SECTION 12.2. Waiver of Provisions. The waiver of compliance at any time with respect to any of the provisions, terms or conditions of this Agreement shall not be considered a waiver of such provision, term or condition itself or of any of the other provisions, terms or conditions hereof.

         SECTION 12.3. Interpretation and Construction. This Agreement contains the entire agreement among the Members and any modification or amendment hereto must be accomplished in accordance with the provisions of
Article XI and Article XII. Where the context so requires, the masculine shall include the feminine and the neuter, and the singular shall include the plural. The headings and captions in this Agreement are inserted for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision thereof. The references to Section and Article in this Agreement are to the Sections and Articles of this Agreement.

         SECTION 12.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, exclusive of its conflict of law rules.

         SECTION 12.5. Partial Invalidity. In the event that any part or provision of this Agreement shall be determined to be invalid or unenforceable, the remaining parts and provisions of said Agreement which can be separated from the invalid or unenforceable provision and shall continue in full force and effect.

         SECTION 12.6. Binding on Successors. The terms, conditions and provisions of this Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors, distributees, legal representatives, and assigns. However, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         SECTION 12.7.        Notices and Delivery.

                  (a) To Members. Any notice to be given hereunder at any time to any Member or any document reports or returns required by this Agreement to be delivered to any Member, may be delivered personally or mailed to such Member, postage prepaid, addressed to the Member at such times as the Member shall by notice to the Company have designated as the Member's address for the mailing of all notices hereunder or, in the absence of such notice, to the address set forth in Article IV hereof. Any notice, or any document, report or return so delivered or mailed shall be deemed to have been given or delivered to such Member at the time it is mailed, as the case may be.

                  (b) To the Company. Any notice to be given to the Company hereunder shall be delivered personally or mailed to the Company, by certified mail, postage prepaid, addressed to the Company at its registered office. Any notice so delivered or mailed shall be deemed to have been given to the Company at the time it is delivered or mailed, as the case may be.

         SECTION 12.8. Counterpart Execution; Facsimile Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. Such executions may be transmitted to the Company and/or the other Members by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and constitute one and the same agreement.

         SECTION 12.9. Statutory Provisions. Any statutory reference in this Agreement shall include a reference to any successor to such statute and/or revision thereof.

         SECTION 12.10. Waiver of Partition. Each party does hereby waive any right to partition or the right to take any other action which might otherwise be available to such party for the purpose of severing its relationship with the Company or such party's interest in the assets held by the Company from the interests of other Members until the end of the term of both this Company and any successor company formed pursuant to the terms hereof.

         SECTION 12.11. Change In Law. If due to any new law, rule or regulation, or due to an interpretation or enforcement of any existing law, rule or regulation, health care counsel reasonably selected by DTO Management determines in writing that it is reasonably likely that the relationships established between any of the parties to this Agreement including any of their Affiliates and/or successors or assigns will not comply with any law, rule, regulation or interpretation thereof ("Applicable Law"), then the parties hereto hereby agree first, to negotiate in good faith to restructure the relationships established under this Agreement so as to bring them into compliance with such applicable laws while at the same time preserving the material benefits of each of the parties hereto. In the event that a specific proposal for the restructuring of this Agreement is approved by DTO Management and a Majority Vote of Investor Members, such restructured agreement shall become binding upon all Members of the Company. Second, in the event that within forty-five (45) days following the Company's receipt of legal advice in writing from such health care counsel regarding Applicable Law the parties hereto are unable to negotiate an acceptable restructuring of their relationship, then DTO Management shall have the option, within the following forty-five (45) day period, to purchase the Membership Interests of some or all of the Investor Members whose ownership is involved with such noncompliance with Applicable Law for a purchase price equal to the greater of: (a) the Formula Purchase Price or (b) the amount of the Capital Contributions made by each such Member to the Company together with interest thereon computed at the Prime Rate as of the date of this Agreement from the date of such contribution through the date upon which DTO Management pays all amounts due under the terms of this Section 12.11. For these purposes, distributions to the Members by the Company after the effective date of this Agreement (and whether before or after health care counsel determined there was a problem under an Applicable Law or before or after the exercise of the purchase option) shall be treated as payments by DTO Management. Such purchase price shall be paid in accordance with the Payment Method. Third, in the event that DTO Management does not exercise its option to purchase Membership Interests of a Member whose ownership causes the Company not to be in compliance with Applicable Law, such Members may elect in writing within the following forty-five (45) day period, to require that the Company be dissolved, in which event the Company shall be dissolved in accordance with the terms of this Agreement.

         SECTION 12.12.    Investment Representations of the Members.

                  (a) Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby represents and warrants to the Company and to the Members that such Member has acquired such Member's Membership Interest in the Company for investment solely for such Member's own account with the intention of holding such Membership Interest for investment, without any intention of participating directly or indirectly in any distribution of any portion of such Membership Interest, including an Economic Interest, and without the financial participation of any other Person in acquiring such Membership Interest in the Company.

                  (b) Each Member or individual executing this Agreement on behalf of an entity which is a Member hereby acknowledges that such Member is aware that such Member's Membership Interest in the Company has not been registered (i) under the Securities Act of 1933, as amended (the "Federal Act"), (ii) under applicable Ohio securities laws, or (iii) under any other state securities laws. Each Member or individual executing this Agreement on behalf of an Entity which is a Member further understands and acknowledges that his representations and warranties contained in this Section are being relied upon by the Company and by the Members as the basis for the exemption of the Members' Membership Interest in the Company from the registration requirements of the Federal Act and from the registration requirements of applicable Ohio securities laws and all other state securities laws. Each Member or individual executing this Agreement on behalf of an Entity which is a Member further acknowledges that the Company will not and has no obligation to recognize any sale, transfer, or assignment of all or any part of such Member's Membership Interest, including an Economic Interest in the Company to any Person unless and until the provisions of this Agreement hereof have been fully satisfied.

                  (c) Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby acknowledges that prior to his execution of this Agreement, such Member received a copy of this Agreement and that such Member has examined this Agreement or caused this Agreement to be examined by such Member's representative or attorney. Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby further acknowledges that such Member or such Member's representative or attorney is familiar with this Agreement and with the Company's business plans. Each Member or individual executing this Agreement on behalf of an Entity which is a Member acknowledges that such Member or such Member's representative or attorney has made such inquiries and requested, received, and reviewed any additional documents necessary for such Member to make an informed investment decision and that such Member does not desire any further information or data relating to the Company or to the Members. Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby acknowledges that such Member understands that the purchase of such Member's Membership Interest in the Company is a speculative investment involving a high degree of risk and hereby represents that such Member has a net worth sufficient to bear the economic risk of such Member's investment in the Company and to justify such Member's investing in a highly speculative venture of this type.

         SECTION 12.13. Decisions by Investor Manager. Each of the Investor Members hereby authorize the Investor Manager to make the decisions to be made by the Investor Manager hereunder and hereby release and hold harmless the Investor Manager from any and all claims, liabilities, losses or damages which any of them may have now or in the future resulting from any decision made by the Investor Manager hereunder unless due to the gross negligence or willful misconduct of the Investor Manager.

         SECTION 12.14. Referrals to Hospital and Ownership of Shares of Common Stock of MedCath Incorporated. Each Investor Member agrees that if in the reasonable opinion of health care counsel to DTO Management, referrals of patients to the Hospital by the Investor Member or ownership of shares of common stock in MedCath Corporation or MedCath Incorporated by the Investor Member would cause or constitute a violation of any federal or state law, rule or regulation, then, as applicable,

                  (a) the Investor Member shall not refer patients to the Hospital; or

                  (b) the Investor Member shall not acquire, nor continue to own any of shares of common stock of MedCath Corporation or MedCath Incorporated.

         SECTION 12.15. Exhibits. The Exhibits to this Agreement, each of which is incorporated by reference, are:

         EXHIBIT A:        Information Exhibit.
         EXHIBIT B:        Glossary of Terms.
         EXHIBIT C:        Development Budget Exhibit.
         EXHIBIT D:        Regulatory Allocations.


         IN WITNESS WHEREOF, pursuant to Section 11.2, this Agreement has been executed on the following execution pages upon the consent of DTO Management and a Majority Vote of Investor Members, to be effective both as to all Members and their Affiliates as of September 6, 2002.


                   [EXECUTIONS APPEAR ON THE FOLLOWING PAGES]

              CONSENT TO AMENDED AND RESTATED OPERATING AGREEMENT

         The undersigned Members of Heart Hospital of DTO, LLC hereby approves and consents to the Amended and Restated Operating Agreement of Heart Hospital of DTO, LLC attached hereto.


                                    DTO MANAGEMENT, INC.


                                    By: /s/ Ken Howell
                                       ----------------------------------------
                                    Title: Vice President/Ken Howell
                                          -------------------------------------

              CONSENT TO AMENDED AND RESTATED OPERATING AGREEMENT

         The undersigned Members of Heart Hospital of DTO, LLC hereby approves and consents to the Amended and Restated Operating Agreement of Heart Hospital of DTO, LLC attached hereto.


                                     [***]





[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   EXHIBIT A
                                     TO THE
                              AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
                           HEART HOSPITAL OF DTO, LLC
                   A NORTH CAROLINA LIMITED LIABILITY COMPANY

                              INFORMATION EXHIBIT


                                         Maximum
                                        Mandatory
                                        Additional
                                          Capital                   Percentage
Name                                  Contributions              Membership Interest*
----                                  -------------              -------------------
DTO Management, Inc.                      $[***]                        66.50%
10720 Sikes Place, Suite 300
Charlotte, NC 28277

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

                                         Maximum
                                        Mandatory
                                        Additional
                                          Capital                   Percentage
Name                                  Contributions              Membership Interest*
----                                  -------------              -------------------
[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%

[***]                                    $ [***]                        [***]%


[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   EXHIBIT B
                                     TO THE
                              AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
                           HEART HOSPITAL OF DTO, LLC
                   A NORTH CAROLINA LIMITED LIABILITY COMPANY

                               GLOSSARY OF TERMS

         As used in this Agreement, the following terms shall have the following definitions (unless otherwise expressly provided herein).

         "Act" means the North Carolina Limited Liability Company Act, as in effect in North Carolina and set forth at N.C. Gen. Stat.ss.ss. 57C-1-01 through 57C-10-07 (or any corresponding provisions of succeeding law).

         "Adjusted Capital Account" means, with respect to any Member or Economic Interest Owner, such Person's Capital Account (as defined below) as of the end of the relevant Fiscal Year increased by any amounts which such Person is obligated to restore, or is deemed to be obligated to restore pursuant to the next to last sentences of Regulations Section 1.704-2(g)(1) (share of minimum gain) and Regulations Section 1.704-2(i)(5) (share of member nonrecourse debt minimum gain) and decreased by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

         "Affiliate" means with respect to a Person, (i) any relative of such Person; (ii) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of any class of the outstanding voting securities or of an equity interest of such Person; or (iii) Entity or holder of ten percent (10%) or more of the outstanding voting securities or of an equity interest of any Entity, controlling, controlled by, or under common control with such Person.

         "Agreed Value" means with respect to any noncash asset of the Company an amount determined and adjusted in accordance with the following provisions:

         (a) The initial Agreed Value of any noncash asset contributed to the capital of the Company by any Member shall be its gross fair market value, as agreed to by the contributing Member and the Company.

         (b) The initial Agreed Value of any noncash asset acquired by the Company other than by contribution by a Member shall be its adjusted basis for federal income tax purposes.

         (c) The initial Agreed Values of all the Company's noncash assets, regardless of how those assets were acquired, shall be reduced by depreciation or amortization, as the case may be, determined in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f) and (g).

         (d) The Agreed Values, as reduced by depreciation or amortization, of all noncash assets of the Company, regardless of how those assets were acquired, shall be adjusted from time to time to equal their gross fair market values, as agreed to by the Members in writing, as of the following times:

                  (i) the acquisition of a Membership Interest or an additional Membership Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

                  (ii) the distribution by the Company of more than a de minimis amount of money or other property as consideration for all or part of a Membership Interest in the Company; and

                  (iii) the termination of the Company for federal income tax purposes pursuant to Code Section 708(b)(1)(B).

         If, upon the occurrence of one of the events described in (i), (ii) or
(iii) above the Members do not agree in writing on the gross fair market values of the Company's assets, it shall be deemed that the fair market values of all the Company's assets equal their respective Agreed Values immediately prior to the occurrence of the event and thus no adjustment to those values shall be made as a result of such event.

         "Agreement" means this Amended and Restated Operating Agreement, as amended from time to time.

         "Articles of Organization" means the Articles of Organization of the Company, as filed with the Secretary of State of North Carolina as the same may be amended from time to time.

         "Capital Account" means with respect to each Member or assignee an account maintained and adjusted in accordance with the following provisions:

         (a) Each Person's Capital Account shall be increased by Person's Capital Contributions, such Person's distributive share of Profits, any items in the nature of income or gain that are allocated pursuant to the Regulatory Allocations and the amount of any Company liabilities that are assumed by such Person or that are secured by Company property distributed to such Person.

         (b) Each Person's Capital Account shall be decreased by the amount of cash and the Agreed Value of any Company property distributed to such Person pursuant to any provision of this Agreement, such Person's distributive share of Losses, any items in the nature of loss or deduction that are allocated pursuant to the Regulatory Allocations, and the amount of any liabilities of such Person that are assumed by the Company or that are secured by any property contributed by such Person to the Company.

         In the event any Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

         In the event the Agreed Values of the Company assets are adjusted pursuant to the definition of Agreed Value contained in this Agreement, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate adjustments as if the Company recognized gain or loss equal to the amount of such aggregate adjustment.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations. In the event DTO Management shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed to comply with such Regulation, DTO Management may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Articles VI or VII hereof upon the dissolution of the Company. In the event DTO Management shall determine such adjustments are necessary or appropriate to comply with Regulations Section 1.704-1(b)(2)(iv), DTO Management shall adjust the amounts debited or credited to Capital Accounts with respect to (i) any property contributed by the Members or distributed to the Members and (ii) any liabilities secured by such contributed or distributed property or assumed by the Members. DTO Management shall also make any other appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). In the event any Membership Interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

         "Capital Contribution" means with respect to any Member, the amount of money and the initial Agreed Value of any property (other than money) contributed to the Company with respect to the Membership Interest of such Member.

         "Cash Distributions" means net cash distributed to Members resulting from Cash Flow from Operations or Cash from Sales or Refinancing, but shall not include cash payments made to DTO Management as its Management Fee for services or any amount in repayment of loans made by the Members to the Company.

         "Cash Flow from Operations" means net cash funds provided from operations, exclusive of Cash from Sales or Refinancing, of the Company or investment of any Company funds, without deduction for depreciation, but after deducting cash funds used to pay or establish a reserve for expenses, debt payments, capital improvements, and replacements and for such other items as DTO Management reasonably determines to be necessary or appropriate; provided, without the consent of the Investor Manager, DTO Management shall not use such net cash funds for the early repayment of Company debt.

         "Cash from Sales or Refinancing" means the net cash proceeds received by the Company from or as a result of any Sale or Refinancing of property after deducting (i) all expenses incurred in connection therewith, (ii) any amounts applied by DTO Management in its sole and absolute discretion toward the payment of any indebtedness and other obligations of the Company then due and payable, including payments of principal and interest on mortgages, (iii) the payment of any other expenses or amounts owed by the Company to other parties to the extent then due and payable, and (iv) the establishment of any reserves deemed necessary by DTO Management in its sole and absolute discretion. If the proceeds of any sale or refinancing are paid in more than one installment, each such installment shall be treated as a separate Sale or Refinancing for the purposes of this definition.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time. Any reference herein to a specific section(s) of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Company" means and shall refer to Heart Hospital of DTO, LLC, which was created upon the filing of the Articles of Organization with the Office of the Secretary of State of North Carolina, to be operated under the name Heart Hospital of DTO, LLC, a North Carolina limited liability company, and to continue under this Agreement, as amended from time to time.

         "Default Rate" means a per annum rate of return on a specified principal sum, compounded monthly, equal to the greater of (a) the Prime Rate plus 500 basis points, or (b) 18%, but in no event greater than the highest rate allowed by law.

         "DTO Management" means and shall refer to DTO Management, Inc., which shall serve as a Manager of the Company.

         "Economic Interest" means and shall refer to that portion of the Membership Interest of a Member in the economic rights and benefits of the Company, including but not limited to all Profits, Losses and Cash Distributions. Such an Economic Interest will be measured by an amount equal to the Member's percentage Membership Interest in the Company as the same may be adjusted from time to time.

         "Economic Interest Owner" means a Person who has validly acquired a Member's Economic Interest as permitted under this Agreement but who has not become a Member. Such Person shall be entitled to the allocations of Profits and Losses and Cash Distributions under Article VI and VII to which the previous owner of the Economic Interest would have been entitled had such previous owner retained the Economic Interest. Unless and until such Economic Interest Holder is admitted as a Substitute Member, it shall be a mere assignee of a Member.

         "Effective Date" means the date on which the Company's Articles of Organization were filed with the Secretary of State of North Carolina in accordance with the Act.

         "Entity" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

         "Equipment" means the appropriate equipment and supplies required from time to time in connection with the development and operation of the Hospital.

         "Fiscal Year" means, with respect to the first year of the Company, the period beginning upon the formation of the Company and ending on the next September 30, with respect to subsequent years of the Company, the twelve month period beginning October 1 and ending September 30, and, with respect to the last year of the Company, the portion of the period beginning October 1 and ending with the date of the final liquidating distributions.

         "Hospital" means an acute care hospital specializing in all aspects of cardiology and cardiovascular care and surgery in Dayton, Ohio, as further described in Section 2.3 of the Agreement.

         "Investor Manager" means an individual elected by the Investor Members in accordance with Section 5.13 who shall serve as a Manager of the Company.

         "Investor Members" means the Members other than DTO Management and its Affiliates admitted as investors in the Company in accordance with the terms hereof.

         "Majority Vote of Investor Members" means and shall refer to the affirmative vote, approval or consent of Investor Members holding a majority of the percentage Membership Interests held by the Investor Members in the aggregate.

         "Manager" or "Managers" means and shall refer to one or more managers designated pursuant to this Agreement. Pursuant to this Agreement and the Articles of Organization, no Member shall automatically be a manager by virtue of such Person's status as a Member. Subject to Section 11.1(g) hereof, the Managers of the Company shall be DTO Management and the Investor Manager. The powers, rights and duties of each Manager to manage the affairs of the Company are specified or designated in this Agreement.

         "Management Fee" means the amounts payable to DTO Management pursuant to Section 5.6(b)(ii) for services rendered in managing the operations of the Company.

         "Material Agreement" means any binding agreement which may not be canceled upon less than ninety (90) days notice and which calls for the expenditure of funds, or involves an obligation for financing, in excess of $100,000 exclusive of agreements or obligations contemplated by any budget, development plan, financing or construction contract approved by the Managers or agreements incurred in the ordinary course of business such as employment agreements, purchases of supplies and routine services and the like. Upon ten
(10) days advance written notice to DTO Management, the Investor Manager may notify DTO Management that the threshold amount for purposes of this definition of Material Agreement shall be reduced from $100,000 to $75,000. The reduced threshold amount shall not apply to expenditures or contracts which were already approved, under negotiation, or completed by DTO Management as Manager as of the date of said notice.

         "Material Decision" means any decisions regarding approvals of the development and operating budgets for the Hospital, the selection of the site for the Hospital, the design of the Hospital, the selection of the Hospital's senior administrator, strategic planning, the execution of managed care contracts, the execution of exclusive contracts to provide physician services to the Hospital, and if requested by the Investor Manager in the future, the purchase by the Company of goods and services from DTO Management other than for repayment of loans, amounts set forth in an approved budget, reimbursement for personnel who work full time at the Hospital, those expenditures governed by Sections 5.6(b), or expenditures pursuant to Section 5.15 which do not exceed $25,000 in the aggregate.

         "Member" means and shall refer to the organizers of the Company (unless or until any such organizer has withdrawn) and each of the Persons identified as "Members" in the then applying Information Exhibit attached hereto and incorporated herein by this reference. If a Person is already a Member immediately prior to the purchase or other acquisition by such Person of an Economic Interest or Membership Interest, such Person shall have all the rights of a Member with respect to such purchased or otherwise acquired Membership Interest or Economic Interest, as the case may be.

         "Membership Interest" means all of a Member's rights in the Company, including without limitation the Member's share of Profits, Losses, Cash Distributions and other benefits of the Company, any right to vote, any right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Agreement or the Act. The percentage Membership Interest of each Member and other related information shall be listed on the Information Exhibit. The percentage Membership Interests generally shall be based upon the pro rata Capital Contribution of each Member.

         "Original Operating Agreement" means the Company's original Operating Agreement executed by DTO Management and certain Investor Members on or about April 18, 1997.

         "Organization Expenses" means those expenses incurred, either by the Company, on behalf of the Company or for which the Company has agreed to make reimbursement, in connection with the formation of the Company including such expenses as: (i) registration fees, filing fees, and taxes; and (ii) legal fees incurred in connection with any of the foregoing.

         "Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such individual or Entity where the context so permits.

         "Prime Rate" means the rate of interest as of the relevant day or time period as announced by Bank of America, N.A. or its successor in interest from time to time as its prime or reference rate.

         "Profits and Losses" means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

         (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

         (c) Gain or loss resulting from dispositions of Company assets shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value.

         "Refinancing" means any borrowing incurred or made to recapitalize the Company or the equity investment in, or to refinance any loan used to finance the acquisition of property.

         "Regulations" means rules, orders, and regulations issued pursuant to or under the authority of the Code and shall include revisions to and succeeding provisions as appropriate.

         "Regulatory Allocations" means those allocations of items of Company income, gain, loss or deduction set forth on the Regulatory Allocations Exhibit and designed to enable the Company to comply with the alternate test for economic effect prescribed in Regulations Section 1.704-1(b)(2)(ii)(d), and the safe-harbor rules for allocations attributable to nonrecourse liabilities prescribed in Regulations Section 1.704-2.

         "Sale" means the sale, exchange, involuntary conversion (other than a casualty followed by reconstruction), condemnation, or other disposition of property by the Company, except for dispositions of inventory items and personal property in the ordinary course of business and in connection with the replacement of such property.

         "Substitute Manager" means a manager who succeeds either DTO Management or the Investor Manager with all of the specific rights and powers of such Manager under this Agreement.

         "Substitute Member" means an assignee of a Member who has been admitted to the Company and granted all the rights of a Member in place of its assignor pursuant to the provisions of this Agreement. A Substitute Member, upon its admission as such, shall replace and succeed to the rights, privileges, and liabilities of the Member from whom it acquired its interest in the Company, to the extent of the Economic Interest assigned.

         "Supermajority Vote of the Members" means and shall refer to the affirmative vote, approval or consent of Members holding sixty-seven percent (67%) of the percentage Membership Interests held by the Members in the aggregate.

                                   EXHIBIT C
                                     TO THE
                              AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
                           HEART HOSPITAL OF DTO, LLC
                   A NORTH CAROLINA LIMITED LIABILITY COMPANY

                           DEVELOPMENT BUDGET EXHIBIT

                   [SEE ATTACHED CAPITAL EXPENSE INFORMATION]

                           HEART HOSPITAL OF DTO, LLC
                                CAPITAL EXPENSES


FACILITY SIZE

         Total Beds            36 occ. beds    = 75% of capacity     40 beds
         Total Square Feet     1,200 sqft/bed  +5,000 add'l sqft     53,000


CAPITAL EXPENSES                                                    TOTAL             DEPRECIATION &                INTEREST
                                                                    AMOUNT            AMORTIZATION                  EXPENSE
                                                                                   ----------------------     ---------------------
                                                                                    TERM          AMOUNT       RATE         AMOUNT

Property:
    Building Construction                       $[***]           $      [***]     40 years     $     [***]
    Land                        11.00 acres     @[***]           $      [***]      0 years     $        0
    Architectural Fees          7% of constr.                    $      [***]     40 years     $     [***]
    Interest During Constr.     9 months        @10.0%           $      [***]     40 years     $     [***]
         Total Property                                          $      [***]                                   13.0%    $     [***]


Equipment:                        Capacity

    Cath Labs                   1000/lab/yr     3 lab(s)         $      [***]
    Operating Rooms             400/OR/yr       3 OR(s)          $      [***]
    Angiography Suite                                            $      [***]
    CVRU/Recovery                                                $      [***]
    Radiology & Laboratory                                       $      [***]
    Patient Care                                                 $      [***]
    Other Departments                                            $      [***]
         Total Equipment                                         $      [***]      7 years     $     [***]      11.0%    $     [***]


Startup Costs:
    Loan Acquisition Costs:
      Loan Commitment Fee                       2% of loan amt   $      [***]      7 years     $     [***]      13.0%    $     [***]
      Legal Fees                                                 $      [***]      5 years     $     [***]      13.0%    $     [***]
                                                                 $      [***]


Pre-Opening Costs:                                               $ 3,500,000        2 years    $1,750,000       11.0%    $  385,000


TOTALS                                                           -----------                   ----------                ----------
                                                                 $27,101,128                   $3,508,248                $3,249,151


[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   EXHIBIT D
                                     TO THE
                              AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
                           HEART HOSPITAL OF DTO, LLC
                   A NORTH CAROLINA LIMITED LIABILITY COMPANY

                             REGULATORY ALLOCATIONS

         This Exhibit contains special rules for the allocation of items of Company income, gain, loss and deduction that override the basic allocations of Profits and Losses in the Agreement to the extent necessary to cause the overall allocations of items of Company income, gain, loss and deduction to have substantial economic effect pursuant to Regulations Section 1.704-1(b) and shall be interpreted in light of that purpose. Subsection (a) below contains special technical definitions. Subsections (b) through (h) contain the Regulatory Allocations themselves. Subsections (i), (j) and (k) are special rules applicable in applying the Regulatory Allocations.

         (a) Definitions Applicable to Regulatory Allocations. For purposes of the Agreement, the following terms shall have the meanings indicated:

                  (i) "Company Minimum Gain" means the same as the meaning of "partnership minimum gain" set forth in Regulations Section 1.704-2(d), and is generally the aggregate gain the Company would realize if it disposed of its property subject to Nonrecourse Liabilities in full satisfaction of each such liability, with such other modifications as provided in Regulations Section 1.704-2(d). In the case of Nonrecourse Liabilities for which the creditor's recourse is not limited to particular assets of the Company, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the Company shall be treated as a single liability and allocated to the Company's assets using any reasonable basis selected by DTO Management.

                  (ii) "Member Nonrecourse Deductions" means losses, deductions or Code Section 705(a)(2)(B) expenditures attributable to Member Nonrecourse Debt under the general principles applicable to "partner nonrecourse deductions" set forth in Regulations Section 1.704-2(i)(2).

                  (iii) "Member Nonrecourse Debt" means any Company liability with respect to which one or more but not all of the Members or related Persons to one or more but not all of the Members bears the economic risk of loss within the meaning of Regulations Section 1.752-2 as a guarantor, lender or otherwise.

                  (iv) "Member Nonrecourse Debt Minimum Gain" means the minimum gain attributable to Member Nonrecourse Debt as determined pursuant to Regulations

         Section 1.704-2(i)(3). In the case of Member Nonrecourse Debt for which the creditor's recourse against the Company is not limited to particular assets of the Company, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the Company shall be treated as a single liability and allocated to the Company's assets using any reasonable basis selected by DTO Management.

                  (v) "Nonrecourse Deductions" means losses, deductions, or Code Section 705(a)(2)(B) expenditures attributable to Nonrecourse Liabilities (see Regulations Section 1.704-2(b)(1)). The amount of Nonrecourse Deductions for a Fiscal Year shall be determined pursuant to Regulations Section 1.704-2(c), and shall generally equal the net increase, if any, in the amount of Company Minimum Gain for that taxable year, determined generally according to the provisions of Regulations Section 1.704-2(d), reduced (but not below zero) by the aggregate distributions during the year of proceeds of Nonrecourse Liabilities that are allocable to an increase in Company Minimum Gain, with such other modifications as provided in Regulations Section 1.704-2(c).

                  (vi) "Nonrecourse Liability" means any Company liability (or portion thereof) for which no Member bears the economic risk of loss under Regulations Section 1.752-2.

                  (vii) "Regulatory Allocations" means allocations of Nonrecourse Deductions provided in Paragraph (b) below, allocations of Member Nonrecourse Deductions provided in Paragraph (c) below, the minimum gain chargeback provided in Paragraph (d) below, the member nonrecourse debt minimum gain chargeback provided in Paragraph (e) below, the qualified income offset provided in Paragraph (f) below, the gross income allocation provided in Paragraph (g) below, and the curative allocations provided in Paragraph (h) below.

         (b) Nonrecourse Deductions. All Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in accordance with their percentage Membership Interests.

         (c) Member Nonrecourse Deductions. All Member Nonrecourse Deductions for any Fiscal Year shall be allocated to the Member who bears the economic risk of loss under Regulations Section 1.752-2 with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

         (d) Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain for a Fiscal Year, each Member shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of such net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2) and the definition of Company Minimum Gain set forth above. This provision is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

         (e) Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt for any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt as of the beginning of the Fiscal Year, determined in accordance with Regulations Section 1.704-2(i)(5), shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Sections 1.704-2(i)(4) and (5) and the definition of Member Nonrecourse Debt Minimum Gain set forth above. This Paragraph is intended to comply with the member nonrecourse debt minimum gain chargeback requirement in Regulations
Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         (f)      Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any deficit in such Member's Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible.

         (g) Gross Income Allocation. In the event any Member has a deficit in its Adjusted Capital Account at the end of any Fiscal Year, each such Member shall be allocated items of Company gross income and gain, in the amount of such Adjusted Capital Account deficit, as quickly as possible.

         (h) Curative Allocations. When allocating Profits and Losses under Article VI, such allocations shall be made so as to offset any prior allocations of gross income under Paragraph (g) above to the greatest extent possible so that overall allocations of Profits and Losses shall be made as if no such allocations of gross income occurred.

         (i) Ordering. The allocations in this Exhibit to the extent they apply shall be made before the allocations of Profits and Losses under Article VI and in the order in which they appear above.

         (j) Waiver of Minimum Gain Chargeback Provisions. If DTO Management determines that (i) either of the two minimum gain chargeback provisions contained in this Exhibit would cause a distortion in the economic arrangement among the Members, (ii) it is not expected that the Company will have sufficient other items of income and gain to correct that distortion, and
(iii) the Members have made Capital Contributions or received net income allocations that have restored any previous Nonrecourse Deductions or Member Nonrecourse Deductions, then DTO Management shall have the authority, but not the obligation, after giving notice to the Members, to request on behalf of the Company the Internal Revenue Service to waive the minimum gain chargeback or member nonrecourse debt minimum gain chargeback requirements pursuant to Regulations Sections 1.704-2(f)(4) and 1.704-2(i)(4). The Company shall pay the expenses (including attorneys' fees) incurred to apply for the waiver. DTO Management shall promptly copy all Members on all correspondence to and from the Internal Revenue Service concerning the requested waiver.

         (k) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.


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                                      D-4